                                                                 EXECUTION COPY

                                                                 EXHIBIT 10.20
                     --------------------------------------

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                                      among

                      AIRCRAFT BRAKING SYSTEMS CORPORATION

                                       and

                         ENGINEERED FABRICS CORPORATION,

                                CERTAIN LENDERS,

                          LEHMAN COMMERCIAL PAPER INC.
                             as Documentation Agent

                                       and

                            THE CHASE MANHATTAN BANK
                             as Administrative Agent

                   -------------------------------------------

                           Dated as of August 14, 1996

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`                                TABLE OF CONTENTS

                                                                            Page


SECTION 1.   DEFINITIONS...................................................  1

      1.1    Defined Terms.................................................  1
      1.2    Other Definitional Provisions................................. 20
      1.3    Change in Accounting Principles............................... 21

SECTION 2.   AMOUNT AND TERMS OF REVOLVING CREDIT
                AND AMORTIZING CREDIT COMMITMENTS.......................... 21

      2.1    Revolving Credit Commitments.................................. 21
      2.2    Procedure for Revolving Credit Borrowing...................... 22
      2.3    Revolving Credit Commitment Fee............................... 22
      2.4    Optional Prepayments of Revolving Credit Loans................ 22
      2.5    Termination or Reduction of Revolving Credit
               Commitments................................................. 23
      2.6    Facility A Commitments........................................ 23
      2.7    Procedure for Facility A Loan Borrowing....................... 23
      2.8    Repayments of Facility A Loans................................ 24
      2.9    Evidence of Debt.............................................. 25
      2.10   Optional and Mandatory Prepayments and Commitment
               Reductions of Facility A Loans.............................. 25
      2.11   Conversion Options; Minimum Amount of Loans................... 27
      2.12   Minimum Amounts of Tranches................................... 27
      2.13   Interest Rate and Payment Dates............................... 28
      2.14   Computation of Interest and Fees.............................. 28
      2.15   Inability to Determine Interest Rate.......................... 29
      2.16   Pro Rata Treatment and Payments............................... 29
      2.17   Illegality.................................................... 31
      2.18   Requirements of Law........................................... 31
      2.19   Taxes......................................................... 32
      2.20   Indemnity..................................................... 34
      2.21   Changes in Lending Office..................................... 34
      2.22   Maximum Liability............................................. 34

SECTION 3.   LETTERS OF CREDIT............................................. 34

      3.1    Letter of Credit Commitment................................... 34
      3.2    Letters of Credit and Applications............................ 35
      3.3    Participating Interests....................................... 35
      3.4    Procedure for Opening Letters of Credit....................... 35
      3.5    Payments...................................................... 35
      3.6    Letter of Credit Commissions.................................. 36

                                                                           Page

      3.7    Letter of Credit Reserves..................................... 36
      3.8    Obligations Absolute.......................................... 37
      3.9    Uses of Letters of Credit..................................... 38

SECTION 4.   REPRESENTATIONS AND WARRANTIES................................ 38

      4.1    Financial Condition........................................... 38
      4.2    No Change..................................................... 39
      4.3    Corporate Existence; Compliance with Law...................... 39
      4.4    Corporate Power; Authorization; Enforceable
               Obligations................................................. 39
      4.5    No Legal Bar.................................................. 40
      4.6    No Material Litigation........................................ 40
      4.7    No Default.................................................... 40
      4.8    Ownership of Property; Liens.................................. 40
      4.9    Intellectual Property......................................... 40
      4.10   No Burdensome Restrictions.................................... 41
      4.11   Taxes......................................................... 41
      4.12   Federal Regulations........................................... 41
      4.13   ERISA......................................................... 41
      4.14   Investment Company Act; Other Regulations..................... 41
      4.15   Subsidiaries.................................................. 42
      4.16   Accuracy and Completeness of Information...................... 42
      4.17   Security Documents............................................ 42
      4.18   Solvency...................................................... 43
      4.19   Environmental Matters......................................... 43
      4.20   Purpose of Loans.............................................. 44

SECTION 5.   CONDITIONS PRECEDENT.......................................... 44

      5.1    Conditions to Effectiveness of the Agreement.................. 44
      5.2    Conditions to Loans and Issuances of Letters of
               Credit...................................................... 48

SECTION 6.   AFFIRMATIVE COVENANTS......................................... 48

      6.1    Financial Statements.......................................... 48
      6.2    Certificates; Other Information............................... 50
      6.3    Payment of Obligations........................................ 51
      6.4    Conduct of Business and Maintenance of Existence,
               etc. ....................................................... 51
      6.5    Maintenance of Property; Insurance............................ 51
      6.6    Inspection of Property; Books and Records;
               Discussions................................................. 51
      6.7    Notices....................................................... 52
      6.8    Corporate Separateness........................................ 53
      6.9    Environmental Laws............................................ 53
      6.10   Further Assurances............................................ 53

                                                                           Page

      6.11   Government Contracts.......................................... 53
      6.12   Additional Collateral......................................... 53
      6.13   Real Property................................................. 54
      6.14   Environmental Audit........................................... 55
      6.15   Audit of A/R and Inventory.................................... 55

SECTION 7.   NEGATIVE COVENANTS............................................ 56

      7.1    Limitation on Indebtedness.................................... 56
      7.2    Limitation on Liens........................................... 57
      7.3    Limitation on Guarantee Obligations........................... 58
      7.4    Limitations of Fundamental Changes............................ 58
      7.5    Limitation on Sale of Assets.................................. 58
      7.6    Limitation on Leases.......................................... 59
      7.7    Limitation on Dividends and the Like.......................... 59
      7.8    Limitation on Investments, Loans and Advances................. 59
      7.9    Limitation on Optional Payments and Modification
               of Debt Instruments......................................... 60
      7.10   Sale and Leaseback............................................ 60
      7.11   Corporate Documents........................................... 61
      7.12   Transactions with Affiliates.................................. 61
      7.13   Restrictions Affecting Subsidiaries........................... 61
      7.14   Subsidiaries.................................................. 61
      7.15   Limitation on Changes in Fiscal Year.......................... 61
      7.16   Limitation on Negative Pledge Clauses......................... 61
      7.17   Limitation on Lines of Business............................... 62
      7.18   Limitation on Capital Expenditures............................ 62
      7.19   Financial Condition Covenants................................. 62

SECTION 8.   EVENTS OF DEFAULT............................................. 64

SECTION 9.   THE ADMINISTRATIVE AGENT;
                        THE DOCUMENTATION AGENT............................ 67

      9.1    Appointment................................................... 67
      9.2    Delegation of Duties.......................................... 68
      9.3    Exculpatory Provisions........................................ 68
      9.4    Reliance by Administrative Agent.............................. 68
      9.5    Notice of Default............................................. 69
      9.6    Non-Reliance on Administrative Agent and Other
               Lenders..................................................... 69
      9.7    Indemnification............................................... 69
      9.8    Administrative Agent in Its Individual Capacity............... 70
      9.9    Successor Administrative Agent................................ 70

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                                                                           Page

SECTION 10.    MISCELLANEOUS............................................... 70

      10.1   Amendments and Waivers........................................ 70
      10.2   Notices....................................................... 71
      10.3   No Waiver; Cumulative Remedies................................ 72
      10.4   Survival of Representations and Warranties.................... 72
      10.5   Payment of Expenses and Taxes................................. 72
      10.6   Successors and Assigns; Participations;
               Purchasing Lenders.......................................... 73
      10.7   Adjustments; Set-off.......................................... 76
      10.8   Counterparts.................................................. 77
      10.9   Confidentiality............................................... 77
      10.10  Severability.................................................. 77
      10.11  Integration................................................... 77
      10.12  GOVERNING LAW................................................. 77
      10.13  Submission To Jurisdiction; Waivers........................... 77
      10.14  Effect of Amendment and Restatement............................78

SCHEDULES

SCHEDULE 1.1A         Lender Names, Addresses and Commitments
SCHEDULE 1.1B         Mortgaged Property
SCHEDULE 1.1C         Pricing Grid
SCHEDULE 4.15         Subsidiaries of K&F (jurisdiction of
                        incorporation and book value of assets)
SCHEDULE 4.17(a)      Security Agreement Filing Offices (Existing
                        Collateral)
SCHEDULE 4.17(b)      Security Agreement Filing Offices (New
                        Collateral)
SCHEDULE 4.17(c)      Mortgage Filing Offices
SCHEDULE 7.1          Existing Indebtedness
SCHEDULE 7.2          Existing Liens
SCHEDULE 7.3          Existing Guarantee Obligations
SCHEDULE 7.6          Consolidated Lease Expense


EXHIBITS

EXHIBIT A-1           FORM OF REVOLVING CREDIT NOTE
EXHIBIT A-2           FORM OF FACILITY A NOTE
EXHIBIT B-1           FORM OF AMENDED AND RESTATED ABS SECURITY
                        AGREEMENT
EXHIBIT B-2           FORM OF AMENDED AND RESTATED EF SECURITY
                        AGREEMENT
EXHIBIT C             FORM OF BORROWING BASE CERTIFICATE
EXHIBIT D             FORM OF CLOSING CERTIFICATE
EXHIBIT E             FORM OF AMENDED AND RESTATED K&F AGREEMENT
EXHIBIT F             FORM OF LETTER OF CREDIT PARTICIPATION
                        CERTIFICATE
EXHIBIT G             FORM OF OPINION OF O'SULLIVAN GRAEV & KARABELL,
                        LLP
EXHIBIT H             FORM OF COMMITMENT TRANSFER SUPPLEMENT
EXHIBIT I-1           FORM OF BORROWER MORTGAGE
EXHIBIT I-2           FORM OF SUBSIDIARY MORTGAGE
EXHIBIT J-1           FORM OF ALTERNATIVE REVOLVING CREDIT NOTE
EXHIBIT J-2           FORM OF ALTERNATIVE FACILITY A NOTE

         AMENDED AND RESTATED CREDIT AGREEMENT, dated as of August 14, 1996, among Aircraft Braking Systems Corporation ("ABS") and Engineered Fabrics Corporation ("EF"), each a Delaware corporation (ABS and EF collectively, the "Borrowers"; individually a "Borrower"), the several banks and financial institutions party to this Credit Agreement (collectively, the "Lenders"; individually, a "Lender"), Lehman Commercial Paper Inc. ("Lehman"), as documentation agent (in such capacity, the "Documentation Agent"), and The Chase Manhattan Bank ("Chase"), a New York banking corporation, as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H :


         WHEREAS, the Borrowers are parties to an Amended and Restated Revolving Credit Agreement, dated as of June 10, 1992 (as heretofore amended, the "Existing Revolving Credit Agreement");

         WHEREAS, K&F Industries, Inc. ("K&F") has outstanding (i) an aggregate principal amount of $100,000,000 of its 11-7/8% Senior Secured Notes Due 2003 (the "Existing Senior Notes") and (ii) an aggregate principal amount of $170,000,000 of its 13-3/4% Senior Subordinated Debentures Due 2001 (the "Existing Subordinated Debentures");

         WHEREAS, K&F and the Borrowers have requested that the Lenders extend the credit facilities provided for herein to refinance the credit facilities provided for in the Existing Revolving Credit Agreement, to finance a portion of the redemption of the Existing Subordinated Debentures and, subject to certain restrictions, up to $60,000,000 in outstanding principal amount of the Existing Senior Notes, and to finance their working capital requirements;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

         1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

                  "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate in effect at its principal office in New York City (the Prime Rate not being intended to be the lowest rate of interest charged by Chase in connection with extensions of credit to debtors); "Base CD Rate" shall mean the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate; "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the ABR due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

                  "ABR Loans": loans hereunder at such time as they are made and/or being maintained at a rate of interest based on the ABR.

                  "ABS": as defined in the preamble hereto.

                  "Affiliate": any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, either of the Borrowers. For purposes of this definition, a Person shall be deemed to be "controlled by" a Borrower if such Borrower possesses, directly or indirectly, power either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

                  "Aggregate Outstanding Revolving Extensions of Credit": as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding and (b) such Lender's Revolving Credit Commitment Percentage of the L/C Obligations then outstanding.

                  "Agreement": this Amended and Restated Credit Agreement, as amended, supplemented or modified from time to time.

                  "Alternative Note": as defined in subsection 10.6(e).

                  "Alternative Noteholder": as defined in subsection 10.6(f).

                  "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                                           Eurodollar
                                        ABR Loans          Loans
                                        ---------          ----------
            Revolving Credit Loans       1-1/4%            2-1/4%
            and Facility A Loans

         ; provided that the Applicable Margin will be adjusted, on each Adjustment Date (as defined below), to the applicable rate per annum set forth in the Pricing Grid attached hereto as Schedule 1.1C based on the Consolidated Leverage Ratio, as determined from the relevant financial statements delivered pursuant to subsection 6.1. Changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the date (the "Adjustment Date") on which such financial statements are delivered to the Lenders (but in any event not later than the 60th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this definition, provided, that (a) until the effectiveness of any change in the Applicable Margin based upon the consolidated financial statements of K&F and its Subsidiaries for the fiscal period ending September 30, 1997, the Consolidated Leverage Ratio for the purposes of this definition shall be deemed to be greater than 4.25 to 1.00 and less than 5.00 to 1.00; (b) if any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this definition be deemed greater than 5.00 to 1; and (c) each determination of the Consolidated Leverage Ratio pursuant to this definition shall be made with respect to the period of four consecutive fiscal quarters of K&F and its Subsidiaries (or, if less, the number of full fiscal quarters subsequent to the Effective Date) ending at the end of the period covered by the relevant financial statements.

                  "Asset Sale": any sale or other disposition by K&F or any Subsidiary of any of its property or assets, including the stock of any Subsidiary, except as permitted under subsections 7.5(a), (c), (d) and
         (e).

                  "Available Revolving Credit Commitment": as to any Lender, at a particular time, the amount, if any, by which such Lender's Revolving Credit Commitment then in effect exceeds such Lender's Aggregate Outstanding Revolving Extensions of Credit; collectively, as to all the Lenders, the "Available Revolving Credit Commitments".

                  "BLS": Bernard L. Schwartz.

                  "BLS Group": (i) BLS's spouse and descendants (collectively, "relatives"), (ii) a trust of which there are not beneficiaries other than BLS and the relatives of BLS, (iii) a partnership of which there are no other partners other than BLS or the relatives of BLS, (iv) a corporation of which there are no stockholders other than BLS or relatives of BLS, and (v) any other Affiliate of BLS.

                  "Board": the Board of Governors of the Federal Reserve System of the United States.

                  "Borrower Mortgages": the collective reference to the fee or leasehold Mortgages to be executed and delivered by each Borrower, substantially in the form of Exhibit I-1, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Borrowing Base": at a particular date, an amount equal to the sum of (a) 85% of Eligible Accounts of the Borrowers at such date plus
         (b) 45% of the Eligible Inventory of the Borrowers at such date; provided that until September 30, 1998 the Borrowing Base shall be deemed to be 120% of the amount determined by the foregoing formula.

                  "Borrowing Base Certificate": a certificate substantially in the form of Exhibit C.

                  "Borrowing Date": any Business Day, in the case of ABR Loans, or Working Day, in the case of Eurodollar Loans, specified in a notice pursuant to subsections 2.2 or 2.7 on which either of the Borrowers requests the Lenders to make Loans hereunder.

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

                  "Capital Expenditure": any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property or equipment which in accordance with GAAP would be added as a debit to the fixed asset account of the Person making such expenditure (but excluding any capitalized interest expense added as a debit to the fixed asset account), including, without limitation, amounts paid or payable under any conditional sale or other title retention agreement.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

                  "Capitalized Lease": any lease of property (real, personal or mixed) which, in accordance with GAAP, should be capitalized on the lessee's balance sheet.

                  "Cash Equivalents": (i) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 12 months from the date of acquisition, (ii) time deposits, certificates of deposit or bankers' acceptances having maturities of not more than 6 months from the date of acquisition of any domestic commercial bank having capital and surplus in excess of $500,000,000, which has, or the holding company of which has, a commercial paper rating meeting the requirements specified in clause (iv) below, (iii) repurchase obligations with a term of not more than 7 days for underlying securities of the types described in clauses (i) and (ii) entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Ratings Services or P-2 or the equivalent thereof by Moody's Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition and (v) so long as the same are acquired by one of the Subsidiaries of either Borrower which is principally engaged in business outside of the United States, investments of comparable quality (as determined by such Subsidiary) and tenor issued in a currency which is not Dollars.

                  "Chase": as defined in the preamble hereto.

                  "Chattel Paper": as to any Person, any "chattel paper", as such term is defined in Section 9-105(b) of the UCC, now or hereafter owned by such Person.

                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": the property, real and personal, tangible and intangible, and the proceeds thereof which are subject from time to time to the Liens purported to be created or continued by the Security Documents.

                  "Commitments": collectively, the Revolving Credit Commitments and the Facility A Commitments.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with either Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes either Borrower and which is treated as a single employer under Section 414 of the Code.

                  "Confidential Information Memorandum": the Confidential Information Memorandum, dated as of July 1996, with respect to the Borrowers and the credit facilities provided for herein.

                  "Consolidated Adjusted Net Worth": at a particular date, the sum of (a) all amounts which would, in accordance with GAAP, be included under shareholders' equity on the consolidated balance sheet of K&F and its Subsidiaries as of the Effective Date, (b) Consolidated Net Income on a cumulative basis since the Effective Date, (c) the expense accrued in accordance with FASB 106 on the March 31, 1996 balance sheet of K&F and its Subsidiaries and (d) Net Proceeds from the sale of Capital Stock of K&F on a cumulative basis since the Effective Date minus any cash dividends paid, or redemptions made, in respect of any Capital Stock of K&F on a cumulative basis since the Effective Date.

                  "Consolidated Cash Interest Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Cash Interest Expense for such period.

                  "Consolidated Cash Interest Expense": for any period, the aggregate amount of interest accrued during such period and payable currently in cash during or within six months following such period by K&F and its Subsidiaries on all Indebtedness in respect of borrowed money, the deferred purchase price of property or Capitalized Leases, (including net costs under Interest Rate Agreements, but excluding, however, interest expense not currently payable in cash, amortization of discount and deferred financing costs) all as determined in accordance with GAAP.

                  "Consolidated Current Assets": at a particular date, all amounts which would, in conformity with GAAP, be included under current assets on a consolidated balance sheet of K&F and its Subsidiaries at such date; provided that there shall be excluded therefrom any cash or Cash Equivalents.

                  "Consolidated Current Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included under current liabilities on a consolidated balance sheet of K&F and its Subsidiaries as at such date; provided that there shall be excluded therefrom any current maturities of long-term Indebtedness and any other short-term Indebtedness.

                  "Consolidated Earnings Before Interest and Taxes": for any fiscal period, the Consolidated Net Income of K&F and its Subsidiaries for such period plus, to the extent deducted from earnings in determining such Consolidated Net Income for such period, the sum of
         (i) taxes measured by income and (ii) interest expense.

                  "Consolidated EBITDA": for any fiscal period, the sum for K&F and its Subsidiaries of the amounts for such period of (i) Consolidated Earnings Before Interest and Taxes, (ii) depreciation expense and (iii) amortization expense, all as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Lease Expense": for any period, the aggregate rental obligations of K&F and its Subsidiaries determined on a consolidated basis payable in respect of such period under leases of real and/or personal property (net of income from sub-leases thereof, but excluding taxes, insurance, maintenance and similar expenses which the lessee is obligated to pay under the terms of said leases), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of K&F and its Subsidiaries or in the notes thereto, excluding, however, obligations under Capitalized Leases.

                  "Consolidated Leverage Ratio": for any period, the ratio of
         (a) Total Funded Indebtedness of K&F and its Subsidiaries on a consolidated basis on the last day of such period to (b) Consolidated EBITDA for such period.

                  "Consolidated Net Income": for any period, the consolidated net income (or deficit) of K&F and its Subsidiaries for such period, determined in accordance with GAAP; provided that there shall be excluded from the calculation thereof any non-operating gains (including, without limitation, extraordinary or unusual gains, gains from discontinuance of operations, gains arising from Asset Sales and other non-recurring gains) during such period and, there shall be included in the calculation thereof any similar non-operating losses during such period (net of any similar non-operating gains during such period).

                  "Consolidated Working Capital": at any date, the excess of Consolidated Current Assets over Consolidated Current Liabilities as at such date.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Credit Accounts": as to any Person, any "account", as such term is defined in Section 9-106 of the UCC and any "chattel paper" as such term is defined in Section 9-105(b) of the UCC, now or hereafter owned by such Person which is classified as a receivable on the balance sheet of such Person and which arises in the ordinary course of business of such Person.

                  "Credit Exposure": as to any Lender, such Lender's outstanding Loans, Facility A Commitment, Revolving Credit Commitment and Letter of Credit Participating Interests.

                  "Credit Inventory": as to any Person, any "inventory" as such term is defined in Section 9-109(4) of the UCC, now or hereafter owned by such Person.

                  "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States.

                  "Drawdown Date": the Borrowing Date within 50 days after the Effective Date on which the Facility A Loans are made pursuant to subsection 2.6.

                  "EF": as defined in the preamble hereto.

                  "Effective Date": the date on which the conditions precedent set forth in subsection 5.1 shall be satisfied.

                  "Eligible Accounts": at a particular date, Credit Accounts of the Borrowers and the Eligible Subsidiaries:

                           (i) which are not outstanding more than 90 days past
                  the due date expressed in the related invoice;

                           (ii) of which not more than 25% are due more than 30
                  days after the issuance date expressed in the related invoice, unless otherwise approved by the Administrative Agent; provided that only the portion in excess of 25% shall be excluded from the "Eligible Accounts";

                           (iii) as to which the account debtor thereunder has
                  been sent an invoice within 10 days after such Credit Accounts have been entered on the financial records of the appropriate Borrower;

                           (iv) which are not owed by an obligor which is a Loan
                  Party or a Subsidiary of a Loan Party;

                           (v) which are not owed by an obligor which has taken
                  any of the actions or suffered any of the events of the kind described in subsection 8(k) hereto; and

                           (vi) except as otherwise permitted by the
                  Administrative Agent, (A) which are bona fide, valid and legally enforceable obligations of the parties thereto or the account debtor in respect thereof and arise from the sale and delivery of goods or rendition of services in the ordinary course of business to such parties or account debtors, (B) as to which neither Borrower or such Eligible Subsidiary nor (to the best of the Borrowers' or such Eligible Subsidiary's knowledge) any other party to such Credit Account is in default or is likely to become in default in the performance or observance of any of the terms thereof in any material respects, (C) as to which the relevant Borrower or Eligible Subsidiary has fully performed all its obligations then required to be performed under each such Credit Account, and the right, title and interest of such Borrower or such Eligible Subsidiary in any such Credit Account is not subject to any chargeback, defense, offset, counterclaim or claim, nor have any of the foregoing been asserted or alleged against such Borrower or such Eligible Subsidiary as to any such Credit Account, (D) which are solely owned by a Borrower or such Eligible Subsidiary, (E) in which a Borrower or such Eligible Subsidiary (1) has granted a valid and continuing first lien and first security interest in favor of the Administrative Agent for itself and the ratable benefit of the Lenders under the UCC pursuant to the Security Agreements and
                  (2) has good and marketable title, free and clear of any and all Liens or rights of others enforceable as such against all other Persons, (F) except in the case of Credit Accounts of foreign Subsidiaries, as to which all action necessary or desirable under the UCC to protect and perfect such lien and security interest has been duly taken, (G) as to which no amounts payable under or in connection therewith are evidenced by promissory notes or other instruments except (1) instruments which constitute a part of Chattel Paper and which have been individually marked to show the Lien of the Security Agreements and (2) instruments which have been delivered to the Administrative Agent and (H) as to which no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part thereof is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent pursuant to the Security Agreements.

                  "Eligible Inventory": at a particular date, Credit Inventory
         (i) which is solely owned by either Borrower or any Eligible Subsidiary, (ii) as to which such Borrower or Eligible Subsidiary (A) has granted a valid and continuing first lien and first security interest in favor of the Administrative Agent for itself and the ratable benefit of Lenders pursuant to the Security Agreements and (B) has good and marketable title, free and clear of any and all Liens (other than inchoate warehouseman's or similar Liens), (iii) as to which no security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part thereof is on file or of record in any public office, except such as may have been filed in favor of the Administrative Agent for itself and the ratable benefit of Lenders pursuant to the Security Agreements,
         (iv) which is not located at, or in the possession of, a vendor to a Loan Party and (v) as to which all action necessary or desirable to protect and perfect such lien and security interest has been duly taken.

                  "Eligible Subsidiary": any Subsidiary of the Borrowers that executes a security agreement substantially in the form of Exhibit B.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Eurocurrency Reserve Requirements": for any day as applied to a Eurodollar Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of the Federal Reserve System.

                  "Eurodollar Base Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate of interest equal to the rate for deposits in dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on Page 3750 of the Telerate Service as of 11:00 A.M., London time, two Working Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Service (or otherwise on such service), the "Eurodollar Base Rate" shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Administrative Agent and the Borrowers or, in the absence of such agreement, the "Eurodollar Base Rate" shall instead be the rate per annum equal to the rate at which the Administrative Agent is offered Dollar deposits at or about 10:00 A.M., New York City time, two Working Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loans to be outstanding during such Interest Period.

                  "Eurodollar Loans": loans hereunder at such time as they are made and/or are being maintained at a rate of interest based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, a rate per annum determined for such day in accordance with the following formula (rounded upwards to the nearest whole multiple of 1/100th of one percent):

                              Eurodollar Base Rate
                     --------------------------------------
                    1.00 - Eurocurrency Reserve Requirements

                  "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act has been satisfied.

                  "Excess Cash Flow": for each fiscal year commencing with the fiscal year ended March 31, 1997, the sum of (i) for such period, Consolidated EBITDA minus Capital Expenditures of K&F and its Subsidiaries minus, without duplication, New Program Investments permitted by subsection 7.8(i), minus increases in Consolidated Working Capital, minus non-cash credits included in Consolidated Net Income, plus non-cash charges reducing Consolidated Net Income, plus decreases in Consolidated Working Capital, in each case, as shown on the audited financial statements for such period delivered pursuant to subsection 6.1, minus (ii) the aggregate amount of scheduled principal and interest payments made by the Borrowers during such period (other than mandatory prepayments) in respect of Indebtedness. For the fiscal year ended March 31, 1997, all such amounts shall be calculated for the period from the Effective Date through March 31, 1997. The Net Proceeds from any sale/leaseback transaction permitted by subsection 7.10(a) shall be excluded from the definition hereof.

                  "Existing Revolving Credit Agreement": as defined in the recitals hereto.

                  "Existing Senior Note Documentation": the documents executed in connection with K&F's issuance of the Existing Senior Notes.

                  "Existing Senior Note Permitted Redemption Conditions": the Borrowers may redeem up to $60,000,000 of Existing Senior Notes, if, after giving effect to each such redemption, the Borrowing Base requirements of this Agreement are complied with and the following conditions, as applicable, are satisfied: (a) in the amount of $25,000,000, so long as (i) such redemption does not occur before June 1, 1997 and (ii) the Borrowers are in compliance with the terms of this Agreement after giving effect to such redemption, (b) in the additional amount of $5,000,000, as long as the conditions in clause (a) above are satisfied and the Revolving Credit Loans outstanding do not exceed $35,000,000 after giving effect to the redemptions contemplated by this clause (b) and clause (a) above, and
         (c) in the additional amount of $30,000,000, so long as (i) the conditions in clauses (a) and (b) above are satisfied, (ii) the aggregate principal amount of the Facility A Loans has been reduced to zero and (iii) the Leverage Ratio is less than or equal to 4.0 to 1.0 at the end of each of the six fiscal months most recently ended prior to the date of any such redemption.

                  "Existing Senior Notes": as defined in the recitals hereto.

                  "Existing Subordinated Debentures": as defined in the recitals hereto.

                  "Existing Subordinated Debenture Documentation": the documents executed in connection with K&F's issuance of the Existing Subordinated Debentures.

                  "Facility A Commitment": as to any Lender, its obligation to make Facility A Loans to the Borrowers pursuant to subsection 2.6 in an aggregate amount not to exceed the amount set forth opposite such Lender's name in Schedule 1.1A under the heading "Facility A Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Lenders, the "Facility A Commitments".

                  "Facility A Commitment Percentage": as to any Lender, the percentage of the aggregate Facility A Commitments constituted by such Lender's Facility A Commitment.

                  "Facility A Loan" and "Facility A Loans": as defined in subsection 2.6.

                  "Facility A Note" and "Facility A Notes": as defined in subsection 2.9(d).

                  "FYE": as defined in subsection 7.15.

                  "GAAP": generally accepted accounting principles in the United States from time to time in effect.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be the lower of
         (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and
         (ii) the maximum amount for which the guarantor may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such Person's maximum reasonably anticipated liability in respect thereof as determined by the Borrowers in good faith.

                  "Hazardous Materials": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Relevant Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Indebtedness": of a Person, at a particular date, the sum (without duplication) at such date of (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (excluding current trade payables incurred in the ordinary course of such Person's business) or which is evidenced by a note, bond, debenture or similar instrument, (b) all obligations of such Person under Capitalized Leases, (c) all obligations of such Person in respect of letters of credit, acceptances, or similar obligations issued or created for the account of such Person, (d) all such Indebtedness and obligations secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (e) the liquidation value of any preferred capital stock of such Person or its Subsidiaries held by any Person other than such Person and its wholly owned Subsidiaries and (f) the net liabilities (that is, fractional exposure) of such Person or its Subsidiaries in respect of Interest Rate Agreements.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Intercompany Loans": (a) the loan in the original principal amount of $48,400,000 made by K&F to EF on or about April 28, 1989 and
         (b) the loan in the
         original principal amount of $304,600,000 made by K&F to ABS on or about April 28, 1989.

                  "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December, commencing on the first of such days to occur after ABR Loans are made or Eurodollar Loans are converted to ABR Loans, (b) as to any Eurodollar Loan in respect of which the Borrowers have selected an Interest Period of one, two or three months, the last day of such Interest Period and (c) as to any Eurodollar Loan in respect of which the Borrowers have selected a longer Interest Period than the periods described in clause (b), each date which is three months from the first day of such Interest Period and the last day of such Interest Period.

                  "Interest Period": with respect to any Eurodollar Loans:

                           (a) initially, the period commencing on the borrowing
                  or conversion date, as the case may be, with respect to such Eurodollar Loans and ending one, two, three or six months thereafter, as selected by the Borrowers in their notice of borrowing as provided in subsections 2.2 and 2.7 or their notice of conversion as provided in subsection 2.11; and

                           (b) thereafter, each period commencing on the last
                  day of the next preceding Interest Period applicable to such Eurodollar Loans and ending one, two, three or six months thereafter, as selected by the Borrowers by irrevocable notice to the Administrative Agent not less than three Working Days prior to the last day of the then current Interest Period with respect to such Eurodollar Loans;

         provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

                           (i) if any Interest Period pertaining to a Eurodollar
                  Loan would otherwise end on a day which is not a Working Day, that Interest Period shall be extended to the next succeeding Working Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Working Day;

                           (ii) any Interest Period that would otherwise extend
                  beyond the Revolving Credit Termination Date (in the case of Revolving Credit Loans) or beyond the date final payment is due on the Facility A Loans shall end on the Revolving Credit Termination Date or such date of final payment, as applicable;

                           (iii) if the Borrowers shall fail to give a notice of
                  conversion or continuation as provided above, they shall be deemed to have selected an ABR Loan to replace the affected Eurodollar Loan;

                           (iv) any Interest Period pertaining to a Eurodollar
                  Loan that begins on the last Working Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Working Day of a calendar month; and

                           (v) Interest Periods shall be selected so as not to
                  require a payment or prepayment of any Eurodollar Loan during an Interest Period for such Loan.

                  "Interest Rate Agreement": any interest rate protection agreement, interest rate future, interest rate option, interest rate cap or other interest rate hedge arrangement to which any Loan Party is a party or a beneficiary.

                  "K&F": as defined in the preamble hereto.

                  "K&F Agreement": the amended and restated agreement among K&F, the Administrative Agent and the Lenders, dated as of the date hereof, substantially in the form of Exhibit E, as the same may be amended, supplemented or otherwise modified from time to time.

                  "L/C Obligations": at any time, an amount equal to the sum of
         (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection 3.5.

                  "Lehman": as defined in the preamble hereto.

                  "Letter of Credit" or "L/C": the documentary letters of credit and standby letters of credit opened for the account of either Borrower pursuant to subsection 3.1.

                  "Letter of Credit Application": a letter of credit application executed and delivered by either Borrower for a Letter of Credit on the standard form of Chase for documentary letters of credit or standby letters of credit, as the case may be.

                  "Letter of Credit Commitment": as defined in subsection 3.1.

                  "Letter of Credit Participating Interest": an undivided participating interest in each Letter of Credit and the Letter of Credit Application relating thereto.

                  "Letter of Credit Participation Certificate": a certificate in substantially the form of Exhibit F.

                  "LIDS Joint Venture": the joint venture between ABS and Loral Information Defense System.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and, except for any protective filing with respect to property leased as lessee, the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing).

                  "Loan": any loan made by any Lender pursuant to this Agreement.

                  "Loan Documents": the collective reference to this Agreement, the Revolving Credit Notes, the Facility A Notes, the Letter of Credit Applications, the Security Agreements, the K&F Agreement, the subordination agreements, dated as of the date hereof, executed by ABS and EF in favor of the Administrative Agent in respect of the Intercompany Loans and upon the execution and delivery thereof in accordance with the terms of this Agreement, the Mortgages.

                  "Loan Parties": the collective reference to the Borrowers, K&F and any Eligible Subsidiary.

                  "Loral": Loral Space & Communications Ltd.

                  "Material Adverse Effect": a material adverse effect on (a) the business, assets, operations, property, condition (financial of otherwise) or prospects of K&F and its Subsidiaries or the Borrowers and their Subsidiaries, in each case taken as a whole or (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

                  "Material Environmental Amount": an amount payable by either Borrower and/or its Subsidiaries in excess of $1,000,000 for remedial costs, compliance costs, compensatory damages, punitive damages, fines, penalties or any combination thereof.

                  "Mortgaged Property": the collective reference to the real properties owned in fee or leased by a Borrower or a Subsidiary listed on Schedule 1.1B, as to which the Administrative Agent for itself and for the ratable benefit of the Lenders shall be granted a Lien pursuant to each Mortgage including, without limitation, all buildings, improvements, structures and fixtures now or subsequently located thereon and owned by a Borrower or a Subsidiary.

                  "Mortgages": the collective reference to the Borrower Mortgages and the Subsidiary Mortgages substantially in the forms attached hereto as Exhibits I-1 and I-2, respectively (with such modifications thereto as the Administrative Agent shall determine is necessary in any state to create a valid and enforceable first mortgage Lien securing the obligations and liabilities of the Loan Parties under the Loan Documents).

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Proceeds": (a) in connection with any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale, net of reasonable attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale (other than any Lien in favor of the Administrative Agent for the benefit of the Lenders) and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of reasonable attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "New Bond Issuance": the issuance by K&F of the Subordinated Notes in an aggregate principal amount of approximately $140,000,000 on or before December 31, 1996.

                  "New Program Investments": any commitment made by ABS, in connection with its selection as a supplier of wheels, brakes or anti-skid systems for a new airframe design, (i) to make any payment to the manufacturer or original purchaser of such airframe design or (ii) to provide such airframe manufacturer or original purchaser with equipment below cost; provided, however, that a program investment by ABS shall not be deemed a New Program Investment if ABS has previously supplied or committed to supply equipment for the airframe design in question.

                  "Notes": the collective reference to the Revolving Credit Notes and the Facility A Notes.

                  "Obligations": the unpaid principal of and interest on (including, without limitation, interest accruing after the maturity of the Loans and reimbursement obligations in respect of Letters of Credit and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrowers, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Notes and all other obligations and liabilities of the Borrowers to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Interest Rate Agreement entered into with any Lender or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including, without limitation, all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrowers pursuant hereto).

                  "Offering Memorandum": the Offering Memorandum, dated August __, 1996, in respect of the Subordinated Notes.

                  "Other Long Term Liabilities": at a particular date, all amounts which would, in conformity with GAAP, be included in the item "Other long-term liabilities" on a consolidated balance sheet of K&F and its Subsidiaries as at such date.

                  "Participant": as defined in subsection 10.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Redemptions": the redemption of Existing Subordinated Debentures of up to $180,000,000 in aggregate principal amount plus redemption premiums, and the redemption of Existing Senior Notes of up to $60,000,000 in aggregate principal amount in accordance with the Existing Senior Note Permitted Redemption Conditions.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which either Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Properties": the collective reference to the real property owned, leased or operated by K&F, the Borrowers or any of their Subsidiaries.

                  "Purchasing Lender": as defined in subsection 10.6(c).

                  "Register": as defined in subsection 10.6(h).

                  "Regulation U": Regulation U of the Board, as from time to time in effect.

                  "Relevant Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of such term as used in Section 4241 of ERISA.

                  "Reportable Event": any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Required Lenders": (a) prior to the Drawdown Date, Lenders whose Revolving Credit Commitments and Facility A Commitments aggregate at least 51% of the aggregate amount of the Revolving Credit Commitments and the Facility A Commitments and (b) subsequent to the Drawdown Date, the holders of at least 51% of the sum of (i) the aggregate unpaid principal amount of the Facility A Loans and (ii) the aggregate Revolving Credit Commitments, or, if the Revolving Credit Commitments have been terminated, the Aggregate Outstanding Revolving Extensions of Credit of the Lenders.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": with respect to each Borrower and K&F, the chief executive officer or the president of such Loan Party or, with respect to financial matters, the chief financial officer of such Loan Party.

                  "Revolving Credit Commitment": as to any Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to subsection 2.1 in an aggregate amount not to exceed at any one time outstanding the amount set forth opposite such Lender's name in
         Schedule 1.1A under the heading "Revolving Credit Commitment", as such amount may be reduced from time to time as provided herein; collectively, as to all the Lenders, the "Revolving Credit Commitments".

                  "Revolving Credit Commitment Percentage": as to any Lender, the percentage of the aggregate Revolving Credit Commitments constituted by such Lender's Revolving Credit Commitment.

                  "Revolving Credit Commitment Period": the period from and including the Effective Date to but not including the Revolving Credit Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

                  "Revolving Credit Loan" and "Revolving Credit Loans": as defined in subsection 2.1.

                  "Revolving Credit Note" and "Revolving Credit Notes": as defined in subsection 2.9(d).

                  "Revolving Credit Termination Date": August 14, 2001 or, if the New Bond Issuance does not occur by December 31, 1996, July 1, 2000, or such earlier date on which the Revolving Credit Commitment shall terminate as provided herein.

                  "Security Agreements": collectively, each of the amended and restated security agreements, dated as of the date hereof, made by ABS and EF, individually, in favor of the Administrative Agent for the ratable benefit of the Lenders, substantially in the form of Exhibits B-1 and B-2, respectively, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Security Documents": the collective reference to the Mortgages, the Security Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any asset or assets of any Person to secure the obligations and liabilities of the Borrowers hereunder and/or under any of the other Loan Documents.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Solvent": when used with respect to any Person, means that, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable Federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Subordinated Note Documentation": any documents executed in connection with K&F's issuance of the Subordinated Notes.

                  "Subordinated Notes": subordinated notes that may be issued by K&F in an aggregate principal amount of approximately $140,000,000 containing terms and conditions satisfactory to the Administrative Agent and the Documentation Agent.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of K&F and shall include the Borrowers.

                  "Subsidiary Cash Interest Coverage Ratio": for any period the ratio of (i) Consolidated EBITDA for such period, plus the amount of operating expenses of K&F during such period, determined in accordance with GAAP, to (ii) interest paid on the Loans during such period.

                  "Subsidiary Mortgages": the collective reference to the fee or leasehold Mortgages to be executed and delivered by each Subsidiary, substantially in the form of Exhibit I-2, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Termination Date": the final Installment Payment Date or Revised Installment Payment Date, as the case may be.

                  "Total Funded Indebtedness": at any date, the sum (without duplication) of (a) the Indebtedness of K&F and its Subsidiaries for borrowed money on such date, (b) all obligations of K&F and its Subsidiaries on such date in respect of Capital Leases and (c) all Guarantee Obligations of K&F and its Subsidiaries on such date in respect of borrowed money, in each case determined on a consolidated basis in accordance with GAAP.

                  "Tranche": the collective reference to Eurodollar Loans having the same Interest Period (whether or not originally made on the same day); Tranches may be identified as "Eurodollar Tranches".

                  "Transferee": as defined in subsection 10.6(d).

                  "Type": as to any Loan, its nature as an ABR Loan or Eurodollar Loan.

                  "UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "United States": the United States of America.

                  "U.S. Taxes": as defined in subsection 10.6(e).

                  "Working Day": any Business Day on which dealings in foreign currencies and exchange between banks may be carried on in London, England.

         1.2 Other Definitional Provisions. (a) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrowers and their Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

         (b) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

         (c) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

         1.3 Change in Accounting Principles. Except as otherwise provided herein, if any changes in GAAP as used in the preparation of the financial statements dated March 31, 1996 are hereafter made and are adopted by K&F with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the financial covenants, standards or terms found in subsection 1.1 or Section 7 hereof, the parties hereto agree to enter into negotiations in good faith in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating the consolidated financial condition of K&F and its Subsidiaries shall be the same after such changes as if such changes had not been made; provided, however, that no change in GAAP that would affect the method of calculation of any of the financial covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Required Lenders, to so reflect such change in accounting principles.


                 SECTION 2. AMOUNT AND TERMS OF REVOLVING CREDIT
                        AND AMORTIZING CREDIT COMMITMENTS

         2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (individually, a "Revolving Credit Loan"; collectively, the "Revolving Credit Loans") to the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding not to exceed the Available Revolving Credit Commitment of such Lender; provided that no Revolving Credit Loans shall be made if, after giving effect thereto, the sum of (a) the aggregate principal amount of the Revolving Credit Loans then outstanding and (b) the L/C Obligations then outstanding would exceed the Borrowing Base. During the Revolving Credit Commitment Period, the Borrowers may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

         (b) The Revolving Credit Loans may be (i) Eurodollar Loans, (ii) ABR Loans, or (iii) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with subsection 2.2; provided that no Eurodollar Loan shall be made after the day that is one month prior to the Revolving Credit Termination Date.

         (c) The Borrowers jointly and severally hereby unconditionally promise to pay to the Administrative Agent for the account of the appropriate Lender the then unpaid principal amount of each Revolving Credit Loan of such Lender on the last day of the Revolving Credit Commitment Period (or such earlier date on which the Revolving Credit Loans become due and payable pursuant to Section 8). The Borrowers jointly and severally hereby further agree to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date such Loan is made to the Borrowers until payment in full thereof at the rates per annum, and on the dates, set forth in subsection 2.13.

         2.2 Procedure for Revolving Credit Borrowing. The Borrowers may borrow under the Revolving Credit Commitments during the Revolving Credit Commitment Period on any Working Day if the borrowing is a Eurodollar Loan or on any Business Day if the borrowing is a ABR Loan; provided that the Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time) (i) three Working Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, and (ii) one Business Day prior to the requested Borrowing Date, in the case of ABR Loans, specifying (A) the amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be a Eurodollar Loan or a ABR Loan or a combination thereof, and (D) if the borrowing is to be entirely or partly a Eurodollar Loan, the length of the Interest Period for such Eurodollar Loan. Each borrowing pursuant to the Revolving Credit Commitments shall be in an aggregate principal amount of (a) in the case of ABR Loans, the lesser of (i) $1,000,000 or a whole multiple thereof, and (ii) the then Available Revolving Credit Commitments and (b) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of such notice from the Borrowers, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing according to the respective Revolving Credit Commitment Percentage of such Lender available to the Administrative Agent for the account of the Borrowers at the office of the Administrative Agent set forth in subsection 10.2 prior to 11:00 A.M., New York City time, on the Borrowing Date requested by the Borrowers in funds immediately available to the Administrative Agent to Clearing Account No. 023055389. The proceeds of all such Revolving Credit Loans will then be made available to the Borrowers by the Administrative Agent at such office of the Administrative Agent by crediting the Clearing Account No. 023055389 of the Borrowers on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.3 Revolving Credit Commitment Fee. The Borrowers agree to pay to the Administrative Agent for the account of each Lender a commitment fee from and including the date hereof to (i) the Revolving Credit Termination Date in the case of the Available Revolving Credit Commitments or (ii) the Termination Date in the case of the available Facility A Commitment, computed at the rate of 1/2 of 1 percent per annum (or 3/8 of 1 percent per annum if the Consolidated Leverage Ratio is less than 3.50 to 1.00 (the requirements set forth in the definition of "Applicable Margin" in subsection 1.1 shall govern any such change in commitment fee)) on the average daily amount of the Available Revolving Credit Commitment and available Facility A Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of March,

June, September and December, commencing on September 30, 1996, and on the Revolving Credit Termination Date.

         2.4 Optional Prepayments of Revolving Credit Loans. (a) The Borrowers may, on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Revolving Credit Loans in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans and at least two Business Days' irrevocable notice to the Administrative Agent in the case of ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an amount equal to the lesser of (a) $1,000,000, or a whole multiple thereof and
(b) the aggregate outstanding amount of the Revolving Credit Loans, and may only be made if, after giving effect thereto, subsection 2.12 shall not have been contravened.

         2.5 Termination or Reduction of Revolving Credit Commitments. The Borrowers shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Credit Loans made on the effective date thereof, the then outstanding principal amount of the Revolving Credit Loans plus the Letter of Credit Commitment would exceed the amount of the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount of $1,000,000, or a whole multiple thereof, and shall reduce permanently the amount of the Revolving Credit Commitments then in effect.

         2.6 Facility A Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make an amortizing term loan (a "Facility A Loan"; collectively, the "Facility A Loans") to the Borrowers on the Drawdown Date in an amount not to exceed the amount of the Facility A Commitment of such Lender then in effect. The Facility A Loans may from time to time be (a) Eurodollar Loans, (b) ABR Loans or (c) a combination thereof, as determined by the Borrowers and notified to the Administrative Agent in accordance with subsections 2.7.

         2.7 Procedure for Facility A Loan Borrowing. The Borrowers shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) three Working Days prior to the Drawdown Date, if all or any part of the Facility A Loans are to be initially Eurodollar Loans or (b) one Business Day prior to the Drawdown Date, otherwise) requesting that the Lenders make the Facility A Loans on the Drawdown Date and specifying (i) the amount to be borrowed, (ii) whether the Facility A Loans are to be initially Eurodollar Loans, ABR Loans or a combination thereof, and (iii) if the Facility A Loans are to be entirely or partly Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Upon receipt of such notice, the Administrative

Agent shall promptly notify each Lender thereof. Not later than 11:00 A.M. on the Drawdown Date, each Lender shall make available to the Administrative Agent at its office specified in subsection 10.2 the amount of such Lender's pro rata share of the Facility A Loan in immediately available funds to Clearing Account No. 023055389. The Administrative Agent shall on such date credit Clearing Account No. 023055389 of the Borrowers on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

         2.8 Repayments of Facility A Loans. (a) Provided that the New Bond Issuance occurs on or before December 31, 1996, the Borrowers agree that the Facility A Loans shall be repaid in 22 consecutive quarterly installments on the dates set forth below (each such date, an "Installment Payment Date"), commencing on June 30, 1997, in an amount equal to the amount specified for each such Installment Payment Date as follows:

                    Facility A Loan Installment Payment Dates

            June 30, 1997                              $1,000,000
            September 30, 1997                         $1,000,000
            December 31, 1997                          $1,500,000
            March 31, 1998                             $1,500,000
            June 30, 1998                              $1,500,000
            September 30, 1998                         $1,500,000
            December 31, 1998                          $1,500,000
            March 31, 1999                             $1,500,000
            June 30, 1999                              $1,500,000
            September 30, 1999                         $1,500,000
            December 31, 1999                          $2,000,000
            March 31, 2000                             $2,000,000
            June 30, 2000                              $2,000,000
            September 30, 2000                         $2,000,000
            December 31, 2000                          $2,000,000
            March 31, 2001                             $2,000,000
            June 30, 2001                              $2,000,000
            September 30, 2001                         $2,000,000
            December 31, 2001                          $2,500,000
            March 31, 2002                             $2,500,000
            June 30, 2002                              $2,500,000
            September 30, 2002                         $2,500,000


         (b) If the New Bond Issuance does not occur on or before December 31, 1996, the Borrowers agree that the Facility A Loans shall be repaid in 14 consecutive quarterly installments on the revised installment payment dates (the "Revised Installment Payment Dates") set forth below, commencing on January 31, 1997, in an amount equal to the amount specified for each such Revised Installment Payment Date as follows:

                   Facility A Loan Installment Payment Dates

            January 31, 1997                           $2,000,000
            April 30, 1997                             $2,000,000
            July 30, 1997                              $2,000,000
            October 31, 1997                           $2,000,000
            January 31, 1998                           $2,000,000
            April 30, 1998                             $2,000,000
            July 30, 1998                              $2,000,000
            October 31, 1998                           $2,000,000
            January 31, 1999                           $2,000,000
            April 30, 1999                             $2,000,000
            July 30, 1999                              $2,000,000
            October 31, 1999                           $2,000,000
            January 31, 2000                           $2,000,000
            April 30, 2000                             $14,000,000

Amounts repaid on account of the Facility A Loans pursuant to this subsection
2.8 or otherwise may not be reborrowed.

         2.9 Evidence of Debt. (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

         (b) The Administrative Agent, on behalf of the Borrowers, shall maintain the Register, and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Revolving Credit Loan and Facility A Loan made hereunder, the Type thereof and each Interest Period, if any, applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof.

         (c) The entries made in the Register and the accounts of each Lender maintained pursuant to subsection 2.9(a) shall, to the extent permitted by applicable law, be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrowers to repay (with applicable interest as determined hereunder) the Loans made to such Borrowers by such Lender in accordance with the terms of this Agreement.

         (d) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender (i) a promissory note of the Borrower evidencing the Revolving Credit Loans of such Lender, substantially in the form of Exhibit A-1 with appropriate insertions as to date and principal amount (together with any alternative note substantially in the form of Exhibit J-1 issued in lieu thereof or in exchange therefor, a "Revolving Credit Note"; collectively, the "Revolving Credit Notes"), and/or
(ii) a
promissory note of the Borrower evidencing the Facility A Loans of such Lender, substantially in the form of Exhibit A-2 with appropriate insertions as to date and principal amount (together with any alternative note substantially in the form of Exhibit J-2 issued in lieu thereof or in exchange therefor, a "Facility A Note"; collectively, the "Facility A Notes").

         2.10 Optional and Mandatory Prepayments and Commitment Reductions of Facility A Loans. (a) The Borrowers may, on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans, or at any time and from time to time, in the case of ABR Loans, prepay the Facility A Loans in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent in the case of Eurodollar Loans and at least two Business Days' irrevocable notice to the Administrative Agent in the case of ABR Loans, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans or ABR Loans or a combination thereof, and if of a combination thereof, the amount of prepayment allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. If such notice is given, the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments shall be in an amount equal to the lesser of (a) $1,000,000, or a whole multiple thereof and (b) the aggregate outstanding principal amount of the Facility A Loans. Optional prepayments of the Facility A Loans shall be applied as set forth in subsection 2.10(e) and may not be reborrowed.

         (b) If any class of equity or debt securities or instruments of K&F, or any of its Subsidiaries shall be issued or sold, or K&F or any of its Subsidiaries shall incur or permit the incurrence of loans (except any debt securities or instruments issued or loans incurred (i) in accordance with subsection 7.1 or (ii) the proceeds of which are used to refinance Indebtedness of K&F or a Subsidiary on terms more favorable to the obligor thereunder), an amount equal to 100% of the Net Proceeds thereof shall be applied on the date of such issuance or incurrence to reduce permanently the Facility A Commitments or prepay the Facility A Loans as set forth in subsection 2.10(e).

         (c) On the date of the consummation of any Asset Sale by K&F or a Subsidiary, an amount equal to 100% of the Net Proceeds thereof shall be applied to reduce permanently the Facility A Commitments or prepay the Facility A Loans as set forth in subsection 2.10(e).

         (d) If, for any fiscal year of the Borrowers ending after the Effective Date (or portion of fiscal year commencing on the Effective Date), there shall be Excess Cash Flow, the Borrowers shall, on the relevant Excess Cash Flow Application Date, apply to reduce permanently the Facility A Commitments or prepay the Facility A Loans as set forth in subsection 2.10(e) by a percentage of such Excess Cash Flow equal to 50%; provided that the amount of such reduction shall be reduced by the aggregate amount of all optional prepayments made by the Borrowers in respect of the Facility A Loans during the three month period immediately preceding such Excess Cash Flow Application Date. Each such prepayment shall be made on a date (a "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of the Borrowers referred to in subsection 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

         (e) Each of the Borrowers shall give the Administrative Agent (which shall promptly notify each Lender) at least one Business Day's notice of each prepayment or Facility A Commitment reduction required by paragraphs (b) through
(d) above setting forth the date, amount and calculation thereof. Prepayments of Net Proceeds shall be applied first to any ABR Loans then outstanding and the balance of such Net Proceeds, if any, to the Eurodollar Loans then outstanding. Prior to the Drawdown Date, the amount of any Net Proceeds or Excess Cash Flow pursuant to paragraphs (b) through (d) above shall be applied to permanently reduce the Facility A Commitments. Subsequent to the Drawdown Date, the amount of any such Net Proceeds or Excess Cash Flow shall be applied to the prepayment of the Facility A Loans. Each prepayment of the Loans under this subsection 2.10 shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid. All prepayments of the Facility A Loans pursuant to this subsection 2.10 shall be applied to the remaining installments of principal thereof in the inverse order of scheduled maturity. Amounts prepaid on account of the Facility A Loans may not be reborrowed.

         2.11 Conversion Options; Minimum Amount of Loans. (a) The Borrowers may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans shall only be made on the last day of an Interest Period with respect thereto. The Borrowers may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Administrative Agent at least three Working Days' prior irrevocable notice of such election. Any such notice of conversion shall comply with the procedure for borrowing set forth in subsection 2.2 or 2.7. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans and ABR Loans may be converted as provided herein, provided that (i) no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a conversion is not appropriate, (ii) partial conversions shall be in an aggregate principal amount of $5,000,000 or a whole multiple thereof, (iii) any such conversion may only be made if, after giving effect thereto, subsection 2.12 shall not have been contravened and (iv) no ABR Loan may be converted into a Eurodollar Loan after the date that is one month prior to (x) the Revolving Credit Termination Date, with respect to Revolving Credit Loans and (y) the Termination Date, with respect to Facility A Loans.

         (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrowers giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Eurodollar Loans, provided that no Eurodollar Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined that such a continuation is not appropriate, (ii) if, after giving effect thereto, subsection 2.12 would be contravened or (iii) after the date that is one month prior to (x) the Revolving Credit Termination Date, with respect to Revolving Credit Loans and (y) the Termination Date, with respect to Facility A Loans and provided, further, that if the Borrowers shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Eurodollar Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

         2.12 Minimum Amounts of Tranches. All borrowings, conversions, payments, prepayments and selection of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising any Eurodollar Tranche shall not be less than $5,000,000, provided that the Borrowers may not have in the aggregate more than five (5) Eurodollar Tranches outstanding at any given time.

         2.13 Interest Rate and Payment Dates. (a) The Loans comprising each Eurodollar Tranche shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

         (b) ABR Loans shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

         (c) If all or a portion of (i) any principal of any Loan or reimbursement obligations in respect of a Letter of Credit, (ii) any interest payable thereon, (iii) any commitment fee or (iv) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and reimbursement obligations in respect of a Letter of Credit and any such overdue interest, commitment fee or other amount shall bear interest at a rate per annum which is
(x) in the case of principal of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection plus 2% and (y) in the case of reimbursement obligations, and any overdue interest, commitment fee or other amount, the rate applicable to Loans which are ABR Loans plus 2%, in each case from the date of such non-payment until such overdue principal, interest, commitment fee or other amount is paid in full (as well after as before judgment).

         (d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (c) of this subsection shall be payable on demand.

         (e) If a financial statement delivered by the Borrowers pursuant to subsection 6.1 shall prove to be incorrect (as determined by reference to subsequent publicly filed statements of K&F), the reduction (if any) in the Applicable Margin for such Interest Period shall no longer be in effect, and the Administrative Agent shall notify the Borrowers of such incorrectness, and shall calculate the difference between the amount of interest actually paid by the Borrowers on the basis of such incorrect financial statement and the amount of interest which would have been due had such financial statement not been incorrect. The Administrative Agent shall notify the Borrowers of the amount of such difference, if any, in a statement setting forth the method of calculation of such amount (which calculation, in the absence of manifest error, shall be deemed correct) and the

Borrowers shall promptly pay such amount to the Administrative Agent for the account of the Lenders upon receipt of such notice.

         2.14 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of each determination of a Eurodollar Rate. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change in the ABR is announced, or such change in the Eurocurrency Reserve Requirements shall become effective, as the case may be. The Administrative Agent shall as soon as practicable notify the Borrowers and the Lenders of the effective date and the amount of each such change.

         (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrowers and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrowers, deliver to the Borrowers a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to any provision of this Agreement.

         2.15 Inability to Determine Interest Rate. (a) In the event that:

                  (i) the Administrative Agent shall have determined (which determination in the absence of manifest error shall be conclusive and binding upon the Borrowers) that, by reason of circumstances affecting the interbank eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for any requested Interest Period; or

                  (ii) the Administrative Agent shall have received notice prior to the first day of such Interest Period from Lenders constituting the Required Lenders that the interest rate determined pursuant to subsection 2.13(a) for such Interest Period does not accurately reflect the cost to such Lenders (as conclusively certified by such Lenders and in the absence of manifest error) of making or maintaining their affected Loans during such Interest Period, with respect to (a) proposed Loans that the Borrowers have requested be made as Eurodollar Loans, (b) Eurodollar Loans that will result from the requested conversion of ABR Loans into Eurodollar Loans or (c) the continuation of Eurodollar Loans beyond the expiration of the then current Interest Period with respect thereto, the Administrative Agent shall forthwith give telecopy or telephonic notice of such determination to the Borrowers and the Lenders at least one day prior to, as the case may be, the requested Borrowing Date for such Eurodollar Loans, the conversion date of such ABR Loans or the last day of such Interest Period. If such notice is given (x) any requested Eurodollar Loans shall be made as ABR Loans, (y) any ABR Loans that were to have been converted to Eurodollar Loans shall be continued as ABR Loans and (z) any outstanding Eurodollar Loans shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans shall be made, nor shall the Borrowers have the right to convert ABR Loans to Eurodollar Loans.

         2.16 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrowers from the Lenders, each payment by the Borrowers on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments and Facility A Commitments of the Lenders hereunder shall be made pro rata according to the respective Revolving Credit Commitment Percentages and Facility A Commitment Percentages, as the case may be, of the Lenders. Each payment (including each prepayment) by the Borrowers on account of principal of and interest on the Facility A Loans shall be made pro rata according to the respective outstanding principal amounts of the Facility A Loans then held by the Lenders; each payment (including each repayment and prepayment) by the Borrowers on account of principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Credit Loans held by each Lender; and, notwithstanding the foregoing, when any payment is insufficient to pay all amounts then due and owing to all Lenders hereunder, such payment shall be applied pro rata to the Lenders according to the respective amounts then due and owing to the Lenders hereunder. The proceeds of Collateral shall be applied pro rata to the Lenders according to the respective amounts then due and owing to the Lenders hereunder. All payments (including repayments and prepayments) to be made by the Borrowers on account of principal, interest, fees payable pursuant hereto and with respect to the Letters of Credit and the Letter of Credit Applications shall be made without set-off or counterclaim and shall be made to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office set forth in subsection 10.2, in lawful money of the United States and in immediately available funds to Clearing Account No. 023055389. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Working Day, the maturity thereof shall be extended to the next succeeding Working Day unless the result of such extension would be to extend such payment into another calendar month in which event such payment shall be made on the immediately preceding Working Day.

         (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a Borrowing Date or the Drawdown Date, as applicable, that such Lender will not make the amount which would constitute its Revolving Credit Commitment Percentage or Facility A Commitment Percentage, as the case may be, of the borrowing on such date available to the Administrative Agent, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date or the Drawdown Date, as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is made available to the Administrative Agent on a date after such Borrowing Date or the Drawdown Date, as applicable, such Lender shall pay to the Administrative Agent on demand an amount equal to the product of (i) the daily average Federal Funds Effective Rate during such period as quoted by the Administrative Agent, times (ii) the amount of such Lender's Revolving Credit Commitment Percentage or Facility A Commitment Percentage, as the case may be, of such borrowing, times (iii) a fraction the numerator of which is the number of days that elapse from and including such Borrowing Date to the date on which such Lender's Revolving Credit Commitment Percentage or Facility A Commitment Percentage, as the case may be, of such borrowing shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection 2.16(b) shall be conclusive, absent manifest error. If such Lender's Revolving Credit Commitment Percentage or Facility A Commitment Percentage, as the case may be, of such borrowing is not in fact made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date or the Drawdown Date, as applicable, the Administrative Agent shall be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrowers.

         2.17 Illegality. Notwithstanding any other provisions herein, if any Requirement of Law or any change therein or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans or convert ABR Loans to Eurodollar Loans shall forthwith be suspended and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods for such Loans or within such earlier period as required by law. If any such prepayment or conversion of a Eurodollar Loan occurs on a day which is not the last day of the current Interest Period with respect thereto, the Borrowers shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.20.

         2.18 Requirements of Law. (a) In the event that any change in any Requirement of Law after the Effective Date or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

                  (i) does or shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loans made by it, or change the basis of taxation of payments to such Lender of principal, commitment fee, interest or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of such Lender);

                  (ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender which are not otherwise included in the determination of the Eurodollar Rate hereunder;

                  (iii) does or shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by any amount which such Lender reasonably deems to be material, of making, renewing or maintaining advances or extensions of credit or to reduce any amount receivable hereunder, in each case, in respect of its Eurodollar Loans, then, in any such case, the Borrowers shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such additional cost or reduced amount receivable. If a Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers, but in no event later than six months from the date such Lender incurred such additional costs or sustained such reduced amount receivable, through the Administrative Agent, of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by such Lender, through the Administrative Agent, to the Borrowers shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and payment of the outstanding Notes and all other amounts payable hereunder.

         (b) In the event that any Lender shall have determined that the adoption after the Effective Date of any law, rule, regulation or guideline regarding capital adequacy, or any change therein or in the interpretation or application thereof or compliance by any Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority, including, without limitation, the issuance of any final rule, regulation or guideline, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers (with a copy to the Administrative Agent) of a written request therefor setting forth the basis of such Lender's determination (which determination shall be conclusive absent manifest error), the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction. If a Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers, but in no event later than six months from the date such Lender incurred such additional costs or sustained such reduced amount receivable, through the Administrative Agent, of the event by reason of which it has become so entitled. This covenant shall survive the termination of this Agreement and payment of the outstanding Notes and all other amounts payable hereunder.

         2.19 Taxes. (a) All payments made by the Borrowers under this Agreement shall be made free and clear of, and without reduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority excluding, in the case of the Administrative Agent and each Lender, (i) net income and franchise taxes imposed on the Administrative Agent or such Lender by the jurisdiction under the laws of which the Administrative Agent or such Lender is organized or any political subdivision or taxing authority thereof or therein, or by any jurisdiction in which such Lender's lending office, is located or any political subdivision or taxing authority thereof or therein and (ii) in the case of a Lender (or Transferee) that is not incorporated under the laws of the United States or a state thereof (a "Non-U.S. Lender"), any withholding tax that is imposed on amounts payable to such Non-U.S. Lender at the time such Non-U.S. Lender becomes a party to this Agreement or is attributable to such Non-U.S. Lender's failure to comply with subsection 2.19(b), except to the extent that such Non-U.S. Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from a Borrower with respect to such withholding tax pursuant to subsection 2.19(a) (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary so that after making all required deductions (including deductions applicable to additional sums payable under this subsection 2.19) the Administrative Agent or such Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (after payment of all taxes). Whenever any Taxes are payable by the Borrowers, as promptly as possible thereafter, the Borrowers shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrowers showing payment thereof. If the Borrowers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrowers shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

         (b) Each Non-U.S. Lender agrees that it will deliver to the Borrowers and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two properly completed and duly executed copies of United States Internal Revenue Service Form 1001 or 4224 or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States Federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax. Each Lender which delivers to the Borrowers and the Administrative Agent a Form 1001 or 4224 and Form W-8 or W-9 pursuant to the preceding sentence further undertakes to deliver to the Borrowers and the Administrative Agent two further copies of Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms, or other manner of certification, as the case may be, on or before the date that any such letter or form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent letter and form previously delivered by it to the Borrowers, and such extensions or renewals thereof as may reasonably be requested by the Borrowers, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States Federal income taxes, unless in any such cases an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable and such Lender advises the Borrowers that it is not capable of receiving payments without any deduction or withholding of United

States Federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).

         (c) If a Lender shall become aware that it is entitled to receive a refund in respect of Taxes paid by a Borrower which refund in the good faith judgment of such Lender is allocable to such payment made pursuant to this subsection 2.19, it shall promptly notify such Borrower of either availability of such refund and shall, within 30 days after the receipt of a request by such Borrower, apply for such refund. If any Lender receives a refund in respect of any Taxes paid by a Borrower which refund in good faith judgment of such Lender is allocable to such payment made pursuant to this subsection 2.19, it shall promptly notify such Borrower of such refund and shall, within 15 days after receipt, repay such refund (including any interest actually received from the taxing authority with respect thereto) to such Borrower net of all out-of-pocket expenses of such Lender, provided, however, that such Borrower agrees to promptly return such refund to the Administrative Agent or the Lender, as the case may be, if it receives notice from the Administrative Agent or such Lender that such Administrative Agent or Lender is required to repay such refund.

         2.20 Indemnity. The Borrowers jointly and severally agree to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrowers in payment when due of the principal amount of or interest on any Eurodollar Loans of such Lender, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given a notice of borrowing in accordance with subsections 2.2 or 2.7 or a notice of conversion pursuant to subsection 2.11,
(c) default by the Borrowers in making any prepayment after the Borrowers have given a notice in accordance with subsections 2.4 or 2.10 or (d) the making of a prepayment of a Eurodollar Loan on a day which is not the last day of an Interest Period with respect thereto, including, without limitation, in each case, any such loss or expense (other than loss of margin) arising from the reemployment of funds obtained by it to maintain its Eurodollar Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This covenant shall survive termination of this Agreement and payment of the outstanding Notes and all other amounts payable hereunder.

         2.21 Changes in Lending Office. Each Lender agrees that, in the event that, at any time, the provisions of subsections 2.17, 2.18 or 2.19 have become or are likely to become applicable to it, it will use reasonable efforts to change its lending office to another of the offices through which it or its affiliates conducts business of the type in which it is engaged hereunder, if by making such change it can avoid or mitigate any cost or disadvantage to the Borrowers arising out of the operation of such provisions, so long as such Lender is not disadvantaged in any material financial, economic, regulatory or other material business way. The Borrowers hereby agree to pay all reasonable out-of-pocket costs and expenses reasonably incurred by any Lender in connection with any such designation or assignment.

         2.22 Maximum Liability. Notwithstanding anything in this Agreement to the contrary, the maximum liability of each Borrower hereunder in respect of the other

Borrower's obligations and liabilities hereunder, whether on account of principal, interest, fees, reimbursement obligations, indemnities, costs, expenses or otherwise shall not exceed such other Borrower's Maximum Liability. As used herein, "Maximum Liability" for any Borrower shall mean the maximum amount of liability which such Borrower is permitted to incur in respect of the obligations and liabilities of the other Borrower hereunder in accordance with applicable Federal and state laws relating to insolvency of debtors.


                          SECTION 3. LETTERS OF CREDIT

         3.1 Letter of Credit Commitment. Subject to the terms and conditions of this Agreement, Chase agrees to open Letters of Credit for the purposes set forth in subsection 3.9 for the joint and several account of the Borrowers from time to time during the Revolving Credit Commitment Period in an aggregate face amount at any one time outstanding not to exceed the excess of (a) $15,000,000 (such amount, as reduced in accordance with this subsection 3.1, the "Letter of Credit Commitment") over (b) any amounts drawn under the Letters of Credit for which Chase has not been reimbursed in accordance with subsection 3.5, provided that no Letter of Credit may be issued if, after giving effect thereto, the Revolving Credit Loans, together with the undrawn and unexpired outstanding Letters of Credit (including the Letters of Credit to be issued) and any amounts drawn under Letters of Credit for which Chase has not been reimbursed, would exceed the lesser of (i) the aggregate Revolving Credit Commitments or (ii) the Borrowing Base. The Borrowers shall have the right, upon not less than five (5) Business Days' prior notice to the Administrative Agent, to terminate or, from time to time, reduce the Letter of Credit Commitment, provided that no termination of the Letter of Credit Commitment may be made while amounts may be drawn under outstanding Letters of Credit and no reduction of the Letter of Credit Commitment may be made if such reduction reduces the Letter of Credit Commitment below the aggregate amounts that may be drawn under outstanding Letters of Credit. Any such reduction of the Letter of Credit Commitment shall be in the amount of $1,000,000 or a whole multiple thereof, and shall reduce permanently the amount of the Letter of Credit Commitment then in effect.

         3.2 Letters of Credit and Applications. Each Letter of Credit shall (a) be opened pursuant to a Letter of Credit Application, (b) expire on a date not later than the earlier of (i) the date one year from the date of the issuance thereof and (ii) the date which is five days prior to the Revolving Credit Termination Date and (c) be denominated in Dollars.

         3.3 Participating Interests. Effective in the case of each Letter of Credit as of the date of the opening thereof, Chase agrees to allot and does allot, to each other Lender and each Lender severally and irrevocably agrees to take and does take a Letter of Credit Participating Interest in a percentage equal to such Lender's Revolving Credit Commitment Percentage.

         3.4 Procedure for Opening Letters of Credit. Each Borrower will give Chase written notice on or prior to any date in respect of which a Letter of Credit is requested to be opened accompanied by a duly completed and executed Letter of Credit Application therefor. Upon receipt of such notice from a Borrower and of such Letter of Credit Application, Chase will promptly notify each Lender thereof. Upon receipt of any such notice, Chase will process such notice and such Letter of Credit Application in accordance with its customary procedures and shall promptly open such Letter of Credit (but in any event not earlier than three Business Days after receipt by Chase of such notice) by issuing the original of such Letter of Credit to the beneficiary thereof and by furnishing a copy thereof to each of the Borrowers and the other Lenders.

         3.5 Payments. (a) The Borrowers jointly and severally agree (i) to reimburse Chase, forthwith upon its demand and otherwise in accordance with the terms of the Letter of Credit Application relating thereto, for any payment made by Chase under any Letter of Credit and (ii) to pay interest on any unreimbursed portion of any such payment from the date of such payment until reimbursement in full thereof at a rate per annum equal to (A) prior to the date which is one Business Day after the day on which Chase demands reimbursement from the Borrowers for such payment, the rate which would then be payable on any outstanding ABR Loans which are not overdue and (B) thereafter, the rate which would then be payable on any outstanding ABR Loans which are overdue.

         (b) In the event that Chase makes a payment under any Letter of Credit and is not reimbursed in full therefor forthwith upon the demand of Chase referred to in paragraph (a) of this subsection 3.5 and otherwise in accordance with the terms of the Letter of Credit Application relating to such Letter of Credit, Chase will promptly notify each other Lender. Forthwith upon its receipt of any such notice, each other Lender will transfer to Chase, in immediately available funds, an amount equal to such other Lender's pro rata share according to its Revolving Credit Commitment Percentage of the unreimbursed portion of such payment. Upon its receipt from any such other Lender of such amount, Chase will complete, execute and deliver to such other Lender a Letter of Credit Participation Certificate dated the date of such receipt and in such amount.

         (c) Whenever, at any time after Chase has made a payment under any Letter of Credit and has received from any other Lender such other Lender's pro rata share of the unreimbursed portion of such payment, Chase receives any reimbursement on account of such unreimbursed portion or any payment of interest on account thereof, Chase will distribute to such other Lender its pro rata share thereof; provided, however, that in the event that the receipt by Chase of such reimbursement or such payment of interest (as the case may be) is required to be returned, such other Lender will return to Chase any portion thereof previously distributed by Chase to it.

         3.6 Letter of Credit Commissions. In lieu of any letter of credit commissions and fees provided for in any Letter of Credit Application (other than any standard issuance, amendment, administrative, payment and negotiation fees), the Borrowers shall pay a letter of credit commission (a) to the Administrative Agent for the account of each Lender on such Lender's Revolving Credit Commitment Percentage of the undrawn and unexpired amount of each Letter of Credit from time to time outstanding at a rate per annum equal to the then prevailing Applicable Margin on Eurodollar Loans and (b) to Chase on the undrawn and unexpired amount of each Letter of Credit from time to time outstanding at a rate per annum equal to 1/4 of 1%. Such letter of credit commission shall be payable quarterly in arrears on the last day of each March, June, September and December and the last day of the Revolving Credit Commitment Period.

         3.7 Letter of Credit Reserves. (a) In the event that any change in any Requirement of Law after the Effective Date or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or Governmental Authority shall either (i) impose, modify, deem or make applicable any reserve, special deposit, assessment or similar requirement against letters of credit issued by or participated in any Lender or (ii) impose on any Lender any other condition regarding this Agreement or any Letter of Credit or any participation therein, and the result of any event referred to in clause (i) or (ii) above shall be to increase the cost to any Lender of issuing or maintaining any Letter of Credit or any participation therein by an amount which such Lender reasonably deems material, then, upon demand by any Lender, the Borrowers shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts which shall be sufficient to compensate such Lender for such increased cost, together with interest on each such amount from the date demanded until payment in full thereof at a rate per annum equal to the ABR. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers, but in no event later than six months from the date such Lender incurred such additional costs or sustained such reduced amount receivable, of the event by reason of which it has become so entitled. A certificate as to such increased cost incurrence by any Lender submitted by such Lender to the Borrowers shall be conclusive, absent manifest error, as to the amount thereof. This covenant shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

         (b) Notwithstanding any other provisions herein, if any change in any Requirement of Law after the Effective Date or in the interpretation or application thereof (a "Change in Law") shall, in the opinion of any Lender, require that any obligation under any Letter of Credit or any participation therein be treated as an asset or otherwise be included for purposes of calculating the appropriate amount of capital to be maintained by any Lender or any corporation controlling any Lender, and such Change in Law shall have the effect of reducing the rate of return on such Lender's or such corporation's capital, as the case may be, as a consequence of such Lender's obligations under such Letter of Credit or any participation therein to a level below that which such Lender or such corporation, as the case may be, could have achieved but for such Change in Law (taking into account such Lender's or such corporation's policies, as the case may be, with respect to capital adequacy) by an amount reasonably deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrowers of a written request therefor, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Borrowers, but in no event later than six months from the date such Lender incurred such additional costs or sustained such reduced amount receivable, of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail the computation of such increased cost incurred by any Lender, submitted by such Lender to the Borrowers, shall be conclusive and binding absent manifest error. This covenant shall survive the termination of this Agreement and the payment of all amounts payable hereunder.

         (c) The Borrowers agree that the provisions of the foregoing paragraphs
(a) and (b) override the provisions of each Letter of Credit Application providing for reimbursement or payment to Chase in the event of the imposition or implementation of, or increase in, any reserve, special deposit, capital adequacy or similar requirement in respect of the Letter of Credit relating thereto and shall apply equally to each other Lender in respect of its Letter of Credit Participating Interest in such Letter of Credit.

         3.8 Obligations Absolute. The payment obligations of any Borrower under this Agreement shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

                  (i) the existence of any claim, set-off, defense or other right which any Borrower may have at any time against any beneficiary, or any transferee, of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Administrative Agent, or any Lender, or any other Person, whether in connection with this Agreement, the transactions contemplated herein, or any unrelated transaction;

                  (ii) any statement or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; and

                  (iii) payment by Chase under any Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit or any other circumstances or happening whatsoever, whether or not similar to any of the foregoing; provided, that such payment by Chase or such circumstance or happening does not constitute gross negligence or willful misconduct of Chase.

         3.9 Uses of Letters of Credit. The Letters of Credit shall be used in the ordinary course of business.


                    SECTION 4. REPRESENTATIONS AND WARRANTIES

         To induce the Lenders to enter into this Agreement and to make or maintain the Loans and issue or participate in the Letters of Credit, each of the Borrowers hereby represents and warrants to the Administrative Agent and to each Lender that:

         4.1 Financial Condition. The audited consolidated balance sheets of K&F and its consolidated Subsidiaries as at March 31, 1995 and 1996 and the related consolidated statements of income and of cash flows for the fiscal years ended on such date, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of K&F and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of K&F and its consolidated Subsidiaries as at May 31, 1996 and the related unaudited consolidated statements of income and of cash flows for the two-month period ended on such dates, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, are complete and correct and present fairly the consolidated financial condition of K&F and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the two-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Neither K&F nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from March 31, 1996 to and including the date hereof, there has been no sale, transfer or other disposition by the Borrower or any of its consolidated Subsidiaries of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its consolidated Subsidiaries at March 31, 1996 other than purchases or sales of inventory and capital expenditures in the ordinary course of business.

         4.2 No Change. (a) Since March 31, 1996 there has been no material adverse change in the business, operations, property or financial or other condition of either of the Borrowers nor has either Borrower incurred any material obligation, contingent or otherwise, which has had a Material Adverse Effect and (b) during the period from March 31, 1996 to and including the date of this Agreement, no dividends or other distributions have been declared, paid or made upon the Capital Stock of K&F or any Subsidiary nor has any of the Capital Stock of K&F or any Subsidiary been redeemed, retired, purchased or otherwise acquired for value by K&F or any or any of its Subsidiaries.

         4.3 Corporate Existence; Compliance with Law. Each of the Borrowers and its respective Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law except to the extent that the failure to be so qualified or to comply with any Requirement of Law would not, in the aggregate, have a Material Adverse Effect.

         4.4 Corporate Power; Authorization; Enforceable Obligations. Each of the Borrowers has the corporate power and authority to make, deliver and perform the Loan Documents to which it is a party or is to be a party and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of the Loan Documents to which it is a party or is to be a party. No consent or authorization of, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the issuance of the Subordinated Notes, the Permitted Redemptions, the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of the Loan Documents to which either Borrower is a party other than (i) filings necessary to perfect the security interests under the Security Documents and (ii) consents, authorizations, orders, filings or registrations the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect. This Agreement has been, and each other Loan Document to which it is a party will be, duly executed and delivered on behalf of each of the Borrowers. This Agreement constitutes, and each of the Security Agreements when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower party thereto, as the case may be, enforceable in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         4.5 No Legal Bar. The execution, delivery and performance of this Agreement, the Notes, the other Loan Documents, the Subordinated Note Documentation, the borrowings hereunder and thereunder and the use of the proceeds thereof, will not violate any Requirement of Law or any Contractual Obligation of either of the Borrowers or of any of the Subsidiaries, and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any Requirement of Law or Contractual Obligation (except for the Liens created by the Security Documents) the consequences of which violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         4.6 No Material Litigation. Except as disclosed in the Offering Memorandum, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of either of the Borrowers, threatened by or against either of the Borrowers or any of their Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, the other Loan Documents, the Permitted Redemptions, the Subordinated Note Documentation or any of the transactions contemplated hereby or thereby or (b) which could reasonably be expected to have a Material Adverse Effect.

         4.7 No Default. Neither of the Borrowers nor any of the Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

         4.8 Ownership of Property; Liens. Each of the Borrowers has good record and valid title in fee simple to, or a valid leasehold interest in, all its real property, good title to all its other property, and none of such property is subject to any Lien, except as permitted in subsection 7.2. K&F and its Subsidiaries have (a) title in fee simple to no real property other than as specified on Schedule 1.1B and (b) a valid leasehold interest in no real property other than as specified on Schedule 1.1B; provided that the Borrowers may revise the information set forth on Schedule 1.1B from time to time upon notice to the Administrative Agent.

         4.9 Intellectual Property. The Borrowers own, or are licensed to use, all trademarks, tradenames, patents, patent applications, copyrights, technology, know-how and processes necessary for the conduct of their respective businesses as currently conducted that are material to the condition (financial or other), business, or operations of the Borrowers and the Subsidiaries taken as a whole (the "Intellectual Property"). To the best of each Borrower's knowledge after reasonable inquiry, no claim has been asserted and is pending by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property and the Borrowers do not know of any valid basis for any such claim. The use of such Intellectual Property by the Borrowers and the Subsidiaries does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability on the part of the Borrowers and the Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

         4.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         4.11 Taxes. Each of the Borrowers and the Subsidiaries has filed or caused to be filed all tax returns which to the knowledge of the Borrowers are required to be filed (except for those returns whose due dates or extended due dates have not yet occurred) and has paid, withheld or made provisions for all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of either Borrower or any Subsidiary, as the case may be); and no tax lien has been filed and, to the knowledge of each of the Borrowers, no material claim is being asserted with respect to any such tax, fee or other charge.

         4.12 Federal Regulations. No part of the proceeds of any borrowings hereunder will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrowers will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

         4.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits by an amount in excess of $15,000,000. Neither of the Borrowers nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither of the Borrowers nor any Commonly Controlled Entity would become subject to any liability under ERISA if either of the Borrowers or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

         4.14 Investment Company Act; Other Regulations. Neither Borrower nor any of the Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither Borrower nor any of the Subsidiaries is subject to regulation under any other Federal or state regulatory scheme which limits its ability to incur Indebtedness, other than applicable Federal and state laws relating to insolvency of debtors.

         4.15 Subsidiaries. (a) The Subsidiaries set forth on Schedule 4.15 constitute all the direct and indirect Subsidiaries of K&F, (b) each such Subsidiary was incorporated on the date and in the jurisdiction set forth opposite such Subsidiary's name on such Schedule 4.15 and (c) the approximate book value of the assets of each such Subsidiary is set forth opposite such Subsidiary's name on Schedule 4.15; provided that the Borrowers may revise the information set forth on Schedule 4.15 upon notice to the Administrative Agent.

         4.16 Accuracy and Completeness of Information. All information, reports and other papers and data with respect to each of the Borrowers and the other Loan Parties (other than projections) furnished in writing to the Lenders by the Borrowers or the other Loan Parties or on behalf of the Borrowers or the other Loan Parties, including without limitation the Confidential Information Memorandum, were, at the time the same were so furnished, complete and correct in all material respects, or have been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give the Lenders a true and accurate knowledge of the subject matter contained therein in all material respects. All projections with respect to the Borrowers and the other Loan Parties, so furnished by the Borrowers or the other Loan Parties, as supplemented, were prepared and presented in good faith by the Borrowers, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

         4.17 Security Documents. (a) The Security Agreements are effective to continue in favor of the Administrative Agent, for itself and the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Existing Collateral described in Section 2(a) of the Security Agreements and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on Schedule 4.17(a), the Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Existing Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 7.2.

         (b) The Security Agreements are effective to create in favor of the Administrative Agent, for itself and the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the New Collateral described in Section 2(b) of the Security Agreements and proceeds thereof, and when financing statements in appropriate form are filed in the offices specified on
Schedule 4.17(b), the Security Agreements shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such New Collateral and the proceeds thereof, as security for the Obligations, in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 7.2.

         (c) Each Mortgage, when executed and delivered by the relevant Loan Party, shall be effective to create in favor of the Administrative Agent, for itself and the ratable benefit of the Lenders, a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof, and when each Mortgage is filed in the office(s) specified on Schedule 4.17(c), each Mortgage shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in the Mortgaged Property and the proceeds thereof, as security for the Obligations (as defined in the relevant Mortgage), in each case prior and superior in right to any other Person, other than with respect to Liens expressly permitted by subsection 7.2.

         4.18 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith and the transactions contemplated hereby, will be and will continue to be Solvent.

         4.19 Environmental Matters. (a) The Properties do not contain, and have not previously contained, any Hazardous Materials in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or
(ii) could give rise to liability under, any Relevant Environmental Law, except in either case insofar as such violation or liability, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (b) The Properties and all operations at the Properties are in material compliance, and have in the last five years been in material compliance, with all Relevant Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Relevant Environmental Law with respect to the Properties or the business operated by K&F, the Borrowers or any of their Subsidiaries (the "Business") which could reasonably be expected to materially interfere with the continued operation of the Properties or materially impair the fair saleable value thereof. Neither K&F, the Borrowers nor any of their Subsidiaries has assumed any liability of any other Person under Relevant Environmental Laws.

         (c) Neither K&F, the Borrowers nor any of their Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Relevant Environmental Laws with regard to any of the Properties or the Business, nor does K&F, the Borrowers or any of their Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened, except insofar as such notice or threatened notice, or any aggregation thereof, does not involve a matter or matters that could reasonably be expected to result in the payment of a Material Environmental Amount.

         (d) Hazardous Materials have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Relevant Environmental Law, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any Relevant Environmental Law, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of K&F, the Borrowers or any of their Subsidiaries, threatened, under any Relevant Environmental Law to which K&F, the Borrowers or any of their Subsidiaries is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Relevant Environmental Law with respect to the Properties or the Business, except insofar as such proceeding, action, decree, order or other requirement, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         (f) There has been no release or threat of release of Hazardous Materials at or from the Properties, or arising from or related to the operations of K&F, the Borrowers or any of their Subsidiaries in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Relevant Environmental Laws, except insofar as any such violation or liability referred to in this paragraph, or any aggregation thereof, could not reasonably be expected to result in the payment of a Material Environmental Amount.

         4.20 Purpose of Loans. The proceeds of the Facility A Loans shall be used to provide a portion of the financing for the redemption, within 45 days of the Effective Date, of the Existing Subordinated Debentures. The proceeds of Revolving Credit Loans shall be available to fund the redemption of up to $40,000,000 of the Existing Subordinated Debentures, to fund the Borrowers' working capital requirements, to refinance amounts outstanding under the Existing Revolving Credit Agreement, and, subject to the Existing Senior Note Permitted Redemption Conditions, redemptions of the Existing Senior Notes.

                         SECTION 5. CONDITIONS PRECEDENT

         5.1 Conditions to Effectiveness of the Agreement. The agreement of each Lender to make the initial extension of credit requested to be made by it is subject to the satisfaction or waiver in writing by the Administrative Agent and/or Lenders, as the case may be, prior to or concurrently with the making of such extension of credit on the Effective Date, of the following conditions precedent:

         (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of each of the Borrowers, with a counterpart for each Lender, (ii) upon the request to the Administrative Agent by any Lender at least five days prior to the Effective Date, for the account of each Lender, a Revolving Credit Note conforming to the requirements hereof, executed and delivered by a duly authorized officer of each of the Borrowers, (iii) upon the request to the Administrative Agent by any Lender at least five days prior to the Effective Date, for the account of each Lender, a Facility A Note conforming to the requirements hereof, executed and delivered by a duly authorized officer of each of the Borrowers, (iv) each of the Security Agreements, executed and delivered by a duly authorized officer of the Borrower party thereto, and (v) the K&F Agreement, executed and delivered by a duly authorized officer of K&F.

         (b) Related Agreements. The Administrative Agent shall have received, with a copy for each Lender, true and correct copies, certified as to authenticity by the Borrower, of the Existing Senior Note Documentation, the Existing Subordinated Debenture Documentation, and such other documents or instruments as may be reasonably requested by the Administrative Agent, including, without limitation, a copy of any debt instrument, security agreement or, if so requested, any other material contract to which K&F or any of its Subsidiaries may be a party.

         (c) New Bond Issuance. The Administrative Agent shall have received satisfactory evidence that K&F shall have executed mandate letters with underwriters providing for the New Bond Issuance.

         (d) Redemption of Existing Subordinated Debentures. K&F shall have redeemed or shall have issued notices of redemption in respect of at least $40,000,000 in aggregate principal amount of Existing Subordinated Debentures, and to the extent that such redemption has not occurred prior to the Effective Date (excluding $30,000,000 in aggregate principal amount of Existing Subordinated Debentures previously redeemed), such notices of redemption to provide for such redemption to occur within 45 days after the Effective Date.

         (e) Closing Certificate. The Administrative Agent shall have received a Borrowing Certificate of each of the Loan Parties, dated the Effective Date, substantially in the form of Exhibit D, with appropriate insertions and attachments, reasonably satisfactory in form and substance to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each of the Loan Parties.

         (f) Corporate Proceedings. The Administrative Agent shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent, of the Board of Directors of each of the Loan Parties authorizing (i) the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, (ii) the borrowings contemplated hereunder and (iii) the granting by it of security interests granted by it pursuant to the Security Documents, in each case, certified by the Secretary or an Assistant Secretary of each such Loan Party as of the Effective Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

         (g) Incumbency Certificates. The Administrative Agent shall have received a certificate of each of the Loan Parties, dated the Effective Date, as to the incumbency and signature of the officers of such Loan Party executing any Loan Document, reasonably satisfactory in form and substance to the Administrative Agent and its counsel, executed by the President or any Vice President and the Secretary or any Assistant Secretary of each such Loan Party.

         (h) Corporate Documents. The Administrative Agent shall have received true and complete copies of the certificate of incorporation and by-laws of each Loan Party, certified as of the Effective Date as true, complete and correct copies thereof by the Secretary or an Assistant Secretary of such Loan Party.

         (i) Good Standing Certificates. The Administrative Agent shall have received copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of each of the Loan Parties in each state where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

         (j) Fees. The Lenders, the Administrative Agent, the Documentation Agent and Chase Securities Inc. shall have received all fees and expenses required to be paid on or before the Effective Date.

         (k) Governmental and Third-Party Approvals and Consents. All governmental and third-party approvals (including landlords' and other consents) necessary or advisable in connection with the financing contemplated hereby shall have been obtained and be in full force and effect.

         (l) Financial Information. The Administrative Agent shall have received, with a counterpart for each Lender, a copy of the financial information referred to in subsection 4.1.

         (m) Litigation. Except as disclosed in the Offering Memorandum, no suit, action, investigation, inquiry or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be pending and no preliminary or permanent injunction or order by a state or Federal court shall have been entered which, in any such case, in the reasonable judgment of the Administrative Agent, could reasonably be expected to have a Material Adverse Effect.

         (n) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Administrative

Agent or any Lender in a violation of, any Requirement of Law, and the Lenders shall be satisfied that the terms of the credit facilities provided for herein and the use of the proceeds of the Loans shall not violate any agreement binding upon K&F or any of its Subsidiaries except any such violation which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (o) Legal Opinions. The Administrative Agent shall have received the executed legal opinion of O'Sullivan Graev & Karabell, LLP, counsel to the Loan Parties, substantially in the form of Exhibit G, with such changes therein as shall reasonably be requested or approved by the Administrative Agent. The Lenders shall have received such special and local counsel opinions as may be requested by the Administrative Agent. All such legal opinions shall be in form and substance satisfactory to the Administrative Agent and cover such matters incident to the transactions contemplated by this Agreement, the Notes and the Security Documents as the Administrative Agent may reasonably require.

         (p) Representations and Warranties. Each of the representations and warranties made by the Loan Parties in or pursuant to this Agreement or the other Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

         (q) Subordination of Intercompany Loans. The Borrowers and K&F shall have entered into agreements to subordinate the Intercompany Loans in form and substance reasonably satisfactory to the Administrative Agent.

         (r) Actions to Perfect Liens. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all filings, recordings, registrations and other actions, including, without limitation, the filing of duly executed financing statements on form UCC-1, necessary or, in the reasonable opinion of the Administrative Agent, desirable to perfect or continue the Liens created by the Security Agreements shall have been completed.

         (s) Lien Searches. The Administrative Agent shall have received the results of a recent search by a Person satisfactory to the Administrative Agent of the UCC, judgment and tax lien filings which may have been filed with respect to personal property of each of the Borrowers and the results of such search shall be satisfactory to the Administrative Agent.

         (t) Insurance. The Administrative Agent shall have received evidence in form and substance satisfactory to it that all of the requirements of subsection
6.5 and Section 5(l) of the Security Agreements have been satisfied. The Administrative Agent shall have received copies of, or an insurance broker's or agent's certificate as to coverage under, the insurance policies required by subsection 6.5 and the applicable provisions of the Security Documents, each of which shall be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement and to name the Administrative Agent as additional insured, in form and substance reasonably satisfactory to the Administrative Agent.

         (u) Financial Covenant Certificate. The Lenders shall have received a certificate of a Responsible Officer of K&F showing in detail as of the Effective Date (or such earlier date agreed to by the Administrative Agent) the figures and details of the Borrowers with respect to the financial condition covenants provided for in subsection 7.19 in form and substance reasonably satisfactory to the Administrative Agent.

         (v) Existing Revolving Credit Agreement. All amounts outstanding under the Existing Revolving Credit Agreement have been paid in full.

         (w) Additional Documents. The Administrative Agent shall have received each additional document, instrument, legal opinion or item of information reasonably requested by the Administrative Agent.

         (x) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Administrative Agent.

         5.2 Conditions to Loans and Issuances of Letters of Credit. The obligation of each Lender to make any Loan to be made by it under this Agreement and of Chase to issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the applicable Borrowing Date, Drawdown Date, or date of issuance of a Letter of Credit:

         (a) Representations and Warranties. The representations and warranties made by the Loan Parties in any Loan Document or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall be correct in all material respects on and as of such Borrowing Date, Drawdown Date, or date of issuance of a Letter of Credit as if made on and as of such date, except as they may specifically relate to an earlier date.

         (b) No Default or Event of Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans to be made or any Letter of Credit to be issued on such Borrowing Date, Drawdown Date or issuance of a Letter of Credit.

In connection with each borrowing and each issuance of a Letter of Credit hereunder, the Borrowers shall be deemed to have certified that the conditions in clauses (a) and (b) of this subsection 5.2 have been satisfied, including, that after giving effect to such Loan or issuance of a Letter of Credit and the simultaneous application by the Administrative Agent of the proceeds thereof, the limitations set forth in subsection 2.1 or 3.1, as the case may be, will not be contravened.

                        SECTION 6. AFFIRMATIVE COVENANTS

                             Each of the Borrowers hereby agrees that, so long
as either of the Commitments remains in effect, any Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder (other than indemnification and reimbursement obligations for which claims have not been made by the Administrative Agent or the Lenders), such Borrower shall and (except in the case of delivery of financial information, reports and notices) shall cause each of its Subsidiaries to:

                             6.1  Financial Statements.  Furnish to each Lender:

                             (a) as soon as available, but in any event within
               90 days after the end of each fiscal year of K&F, commencing with the fiscal year ended March 31, 1997, a copy of (i) the audited consolidated balance sheet of K&F and its consolidated Subsidiaries as at the end of such year, and the related audited consolidated statements of income and retained earnings and cash flows for such year, certified by a Responsible Officer of K&F, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Deloitte & Touche, LLP or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Lenders and (ii) the consolidating balance sheet of K&F and its consolidated Subsidiaries (other than foreign Subsidiaries) as at the end of such year and the related consolidating statement of earnings for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of K&F as being fairly stated in all material respects when considered in relation to the consolidated financial statements of K&F and its consolidated Subsidiaries; and

                             (b) as soon as available, but in any event not
               later than 60 days after the end of each of the first three quarterly periods of each fiscal year of K&F, (i) the unaudited consolidated balance sheet of K&F and its consolidated Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and retained earnings and cash flows of K&F and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through such date, certified by a Responsible Officer of K&F (subject to normal year-end adjustments) and (ii) the consolidating balance sheet of K&F and its consolidated Subsidiaries (other than foreign Subsidiaries) as at the end of each such quarter and the related consolidating statement of earnings for the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer of K&F (subject to normal year-end audit adjustments); and

                             (c) as soon as available, but in any event within
               30 days after the end of each calendar month (other than any calendar month ending approximately on the last day of any fiscal quarter), beginning with the month ended July 31, 1996, the unaudited consolidated balance sheet of K&F and its consolidated Subsidiaries, and the unaudited consolidating balance sheet of K&F and its consolidated Subsidiaries (other than foreign Subsidiaries) as at the end of each such month and the related unaudited consolidated and consolidating statements of earnings and cash flow or similar statements for such monthly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the previous year;

all such financial statements (i) to contain such information as may be necessary to calculate compliance with subsections 7.18 and 7.19 for the 12-month period ending on the date of such balance sheets and (ii) to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein (except as approved by such accountants or officer, as the case may be, and disclosed therein).

                             6.2 Certificates; Other Information. Furnish to
each Lender:

                             (a) concurrently with the delivery of the financial
               statements referred to in subsection 6.1(a) above, a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

                             (b) concurrently with the delivery of the financial
               statements referred to in subsections 6.1(a) and (b), a certificate of a Responsible Officer of K&F (i) stating that, to the best of such officer's knowledge, (A) each of the Loan Parties during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement, and in the Notes and the other Loan Documents to be observed, performed or satisfied by such party, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, and (B) during such period, no Subsidiary has been formed or acquired (or, if any such Subsidiary has been formed or acquired, the Borrowers have complied with the requirements of subsection 6.12 with respect thereto), and neither the Borrowers nor any of their Subsidiaries has changed its name, its principal place of business, its chief executive office or the location of any material item of tangible Collateral without complying with the requirements of this Agreement and the Security Documents with respect thereto, (ii) showing in reasonable detail as of the end of the related fiscal period the figures and calculations supporting such statement in respect of the Applicable Margin and subsections 2.10, 7.18 and 7.19, (iii) if not specified in the financial statements delivered pursuant to subsection 6.1, specifying the aggregate amount of depreciation, depletion and amortization charged on the books of K&F and its consolidated Subsidiaries during such accounting period, and (iv) listing all Guarantee Obligations of the type described in clause (a) of subsection 7.3 and all Indebtedness in each case incurred since the date of the previous consolidated and consolidating balance sheet of K&F and its consolidated Subsidiaries;

                             (c) on or prior to 90 days after the beginning of
               each fiscal year of K&F and its consolidated Subsidiaries to which such budget relates, (i) an annual operating budget for K&F and its consolidated Subsidiaries, on a consolidated and consolidating basis, as adopted by the Board of Directors of K&F, and (ii) in summary form, a balance sheet, income statement and cash flow projection for such fiscal year and each of the next succeeding two fiscal years for K&F and its consolidated Subsidiaries on a consolidated and consolidating basis, such projections to be accompanied by a certificate of a Responsible Officer of K&F to the effect that such projections are based on reasonable estimates, information and assumptions and that such officer has no reason to believe they are incorrect or misleading in any material respect;

                             (d) within five days after the same are sent,
               copies of all financial statements and reports which K&F sends to its stockholders generally, and within five days after the same are filed, copies of all financial statements and reports which K&F may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                             (e) as soon as the same becomes available, but in
               no event later than 20 days after the end of each calendar month, a Borrowing Base Certificate as of the last day of such month, with appropriate insertions, certified by a Responsible Officer of each of the Borrowers;

                             (f) promptly after K&F's receipt thereof, a copy of
               any "management letter" received by K&F from its independent certified public accountants; and

                             (g) promptly, such additional financial and other
               information as any Lender may from time to time reasonably request.

                             6.3 Payment of Obligations. Pay, discharge or
otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature, except when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrowers or their Subsidiaries, as the case may be.

                             6.4 Conduct of Business and Maintenance of
Existence, etc. (i) Continue to engage in business of the same general type as now conducted by it, (ii) preserve, renew and keep in full force and effect its corporate existence, except as otherwise permitted pursuant to subsection 7.4,
(iii) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to subsection 7.4 and (iv) comply with all Contractual Obligations and Requirements of Law, except to the extent that failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

                             6.5 Maintenance of Property; Insurance. Keep all
property useful and necessary in its business in good working order and condition; maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability (other than in respect of ground products insurance) and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried. Each of the Borrowers and the Subsidiaries shall retain the right to self-insure all or a portion of the required coverages (other than property insurance and product liability insurance relating to aircraft and aerospace products; provided that deductibles consistent with past practice shall not be considered self-insurance for purposes of this sentence) to the extent such self-insurance is reasonable and customary.

                             6.6 Inspection of Property; Books and Records;
Discussions. (a) Keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and, subject to restrictions imposed by any Governmental Authority governing access to classified information, permit representatives of any Lender during normal business hours and without any unreasonable disruption of business to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired, and to discuss the business, operations, properties and financial and other condition of the Borrowers and the Subsidiaries with officers and employees of the Borrowers and the Subsidiaries and with their independent certified public accountants.

                             (b) Without limiting paragraph (a) above, permit
representatives of Chase's asset based lending group or an independent firm acceptable to the Administrative Agent and the Borrowers during normal business hours and without any unreasonable disruption of business to examine the books and records of the Borrowers and the Subsidiaries as often as may reasonably be desired, and to prepare a report or reports in respect of such Borrowers' and Subsidiaries' accounts receivable and inventory, which examination and preparation, including reasonable travel and other out-of-pocket expenses, shall be at the Borrowers' expense for up to one such examination and report annually.

                             6.7 Notices. Promptly give notice to the
Administrative Agent and each Lender:

                             (a) of the occurrence of any Default or Event of
               Default;

                             (b) of any (i) default or event of default under
               any Contractual Obligation of any Borrower or any of the Subsidiaries which, if not cured, could have a Material Adverse Effect or (ii) litigation, investigation or proceeding which may exist at any time between either of the Borrowers or any of the Subsidiaries and any Governmental Authority which is reasonably likely to be determined adversely to such Borrower or Subsidiary and which, if so determined, could reasonably be likely to cause a Material Adverse Effect;

                             (c) of any litigation or proceeding affecting any
               Borrower or Subsidiary in which the amount involved is $2,000,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                             (d) of the following events, as soon as possible
               and in any event within 30 days after either of the Borrowers knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of a Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or either of the Borrowers or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                             (e) any development or event which could reasonably
               be expected to have a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrowers propose to take with respect thereto.

                             6.8 Corporate Separateness. Take all such action as
is necessary to keep its operations separate and apart from those of K&F, of each other Subsidiary and of each other Borrower, including, without limitation, insuring that all customary formalities regarding the corporate existence of each of the Borrowers and each Subsidiary, including holding regular meetings and maintenance of current minute books, are followed; and maintain its own payroll and separate books of account and pay its respective liabilities, including all administrative expenses, from its own separate assets, and cause assets of each Subsidiary to be separately identified and segregated.

                             6.9 Environmental Laws. (a) Comply in all material
respects with, and use reasonable efforts to cause compliance in all material respects by all tenants and subtenants, if any, with, all applicable Relevant Environmental Laws and obtain and comply in all material respects with and maintain, and use reasonable efforts to cause all tenants and subtenants to obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by Relevant Environmental Laws.

                             (b) Conduct and complete all material
investigations, studies, sampling and testing, and all material remedial, removal and other actions required under Relevant Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Relevant Environmental Laws.

                             6.10 Further Assurances. Upon the request of the
Administrative Agent, promptly perform or cause to be performed any and all acts and execute or cause to be executed any and all documents (including, without limitation, financing statements and continuation statements) for filing under the provisions of the UCC or any other Requirement of Law which are necessary or advisable to maintain in favor of the Administrative Agent, for the benefit of the Lenders, Liens on the Collateral that are duly perfected in accordance with all applicable Requirements of Law.

                             6.11 Government Contracts. At such times as the
Administrative Agent may reasonably request, furnish the Administrative Agent with a list of all contracts entered into between the United States Government and either of the Borrowers.

                             6.12 Additional Collateral. (a) With respect to any
assets acquired after the Effective Date by the Borrowers or any of their Subsidiaries that are intended to be subject to the Lien created by any of the Security Documents (including but not limited to the material assets of any domestic Subsidiary) but which are not so subject (other than (y) any assets described in paragraph (b) of this subsection and (z) immaterial assets a Lien on which cannot be perfected by filing UCC-1 financing statements), promptly (and in any event within 30 days after the acquisition thereof): (i) execute and deliver to the Administrative Agent such amendments to the relevant Security Documents or such other documents as the Administrative Agent shall reasonably deem necessary or advisable to grant to the Administrative Agent, for itself and for the ratable benefit of the Lenders, a Lien on such assets, (ii) take all actions reasonably necessary or advisable to cause such Lien to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent, and (iii) if requested by the Administrative Agent, with respect to any material fee real property acquired by the Borrowers or their Subsidiaries after the Effective Date, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i) and (ii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                             (b) With respect to any Person that, subsequent to
the Effective Date, becomes a Subsidiary, promptly upon the request of the Administrative Agent: (i) execute and deliver to the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, a pledge agreement in such form and substance as the Administrative Agent shall reasonably deem necessary or advisable to grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, a Lien on the Capital Stock of such Subsidiary, (ii) deliver to the Administrative Agent the certificates representing such Capital Stock, together with undated stock powers duly executed and delivered in blank, (iii) cause such new Subsidiary (A) to become a party to a security agreement and a subsidiary guarantee, in each case pursuant to documentation which is in form and substance reasonably satisfactory to the Administrative Agent, and (B) to take all actions necessary or advisable to cause the Lien created by such security agreement to be duly perfected in accordance with all applicable Requirements of Law, including, without limitation, the filing of financing statements in such jurisdictions as may reasonably be requested by the Administrative Agent and (iv) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described in clauses (i), (ii) and (iii) immediately preceding, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                             6.13 Real Property. Within 60 days of the Effective
Date, furnish to the Administrative Agent:

                             (a) each of the Borrower Mortgages, each executed
               and delivered by a duly authorized officer of the party thereto, with a counterpart or a conformed copy for each Lender, together with such local counsel opinions with respect to the Borrower Mortgages as may be reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent;

                             (b) and to the title insurance company (the "Title
               Insurance Company") issuing the policy referred to in subsection 6.13(c), maps or plots of an as-built survey of the sites of the property covered by each of the Borrower Mortgages certified to the Administrative Agent and the Title Insurance Company in a manner reasonably satisfactory to them, dated within 60 days of the Effective Date by an independent professional licensed land surveyor reasonably satisfactory to the Administrative Agent and the Title Insurance Company, which surveys shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1992, and, without limiting the generality of the foregoing, there shall be surveyed and shown on such maps, plots or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the site, if recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is described as being on a filed map, a legend relating the survey to said map;

                             (c) in respect of each parcel covered by each of
               the Borrower Mortgages, a mortgagee's title policy (or policies) or marked up unconditional binder for such insurance dated the effective date of the Borrower Mortgages. Each such policy shall
               (i) be in an amount reasonably satisfactory to the Administrative Agent; (ii) be issued at ordinary rates; (iii) ensure that the Borrower Mortgages insured thereby create valid first Liens on such parcels free and clear of all defects and encumbrances, except such as may reasonably be approved by the Administrative Agent; (iv) name the Administrative Agent for the benefit of the Lenders as the insured thereunder; (v) be in the form of ALTA Loan Policy - 1970 (Amended 10/17/70); (vi) contain such endorsements and affirmative coverage as the Administrative Agent may reasonably request and (vii) be issued by title companies reasonably satisfactory to the Administrative Agent (including any such title companies acting as co-insurers or reinsurers, at the option of the Administrative Agent). The Borrowers shall furnish to the Administrative Agent evidence satisfactory to it that all premiums in respect of each such policy, and all charges for mortgage recording tax, if any, have been paid.

                             (d) (i) if reasonably requested by the
               Administrative Agent, a policy of flood insurance which (A) covers any parcel of improved real property which is encumbered by any of the Borrower Mortgages, (B) is written in an amount not less than the outstanding principal amount of the indebtedness secured by such Borrower Mortgages which is reasonably allocable to such real property or the maximum limit of coverage made available with respect to the particular type of property under the National Flood Insurance Act of 1968, whichever is less, and
               (C) has a term ending not earlier than the maturity of the indebtedness secured by such Borrower Mortgages and (ii) confirmation that the applicable Borrower has received the notice required pursuant to Section 208(e)(3) of Regulation H of the Board; and

                             (e) a copy of all recorded documents referred to,
               or listed as exceptions to title in, the title policy or policies referred to in subsection 6.13(c) and a copy, certified by such parties as the Administrative Agent may deem appropriate, of all other documents affecting the property covered by each of the Borrower Mortgages.

                             6.14 Environmental Audit. Within 45 days of the
Effective Date, furnish to the Lenders a satisfactory Phase I environmental audit with respect to the real property owned or leased by the Borrowers and their Subsidiaries from a firm satisfactory to the Administrative Agent.

                             6.15 Audit of A/R and Inventory. Use diligent
efforts to assist with the completion of an audit within 45 days of the Effective Date prepared by the Administrative Agent or an independent firm acceptable to the Administrative Agent and the Borrowers of the accounts receivable and inventory of the Borrowers in form and substance satisfactory to the Administrative Agent, including permitting representatives of Chase's asset based lending group or such independent firm to examine the books and records of the Borrowers and to discuss such books and records with the management of the Borrowers.

                          SECTION 7. NEGATIVE COVENANTS

                             Each of the Borrowers hereby agrees that, so long
as either of the Commitments remains in effect, any Note or Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder (other than indemnification and reimbursement obligations for which claims have not been made by the Administrative Agent or the Lenders), such Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

                             7.1 Limitation on Indebtedness. Create, incur,
assume or suffer to exist any Indebtedness, except:

                             (a) Indebtedness in respect of the Loans, the
               Notes, Letters of Credit and other obligations of the Borrowers under this Agreement and the other Loan Documents;

                             (b) Indebtedness outstanding on the Effective Date
               and listed on Schedule 7.1, and any renewals, extensions or refundings thereof, provided that the aggregate principal amount owed pursuant to such Indebtedness is not increased by such renewals, extensions or refundings thereof, and provided further that any renewal, extension or refunding of the Intercompany Loans shall be with K&F;

                             (c) Indebtedness of any Subsidiary to either
               Borrower or any other Subsidiary or of either Borrower to the other Borrower or to any Subsidiary;

                             (d) Indebtedness in the aggregate not exceeding the
               lesser of the unused Letter of Credit Commitment and the Revolving Credit Commitment in respect of trade letters of credit and standby letters of credit issued for the purpose of supporting (i) workers' compensation liabilities of the Borrowers or any of the Subsidiaries as required by law, (ii) performance, payment, deposit or surety obligations of the Borrowers or any of the Subsidiaries and (iii) environmental liabilities of the Borrowers or any of the Subsidiaries as required by law;

                             (e) Unsecured Indebtedness in the ordinary course
               of business up to an aggregate amount of $25,000,000 for both of the Borrowers and their Subsidiaries combined; and

                             (f) Indebtedness secured as permitted by, and
               subject to the proviso to, subsection 7.2(h) not in excess of $10,000,000 in aggregate principal amount at any one time outstanding, provided that during any fiscal year of either of the Borrowers, the Borrowers and the Subsidiaries do not incur more than $3,000,000 in aggregate principal amount of such other Indebtedness.

                             7.2 Limitation on Liens. Create, incur, assume or
suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                             (a) Liens for taxes not yet due or which are being
               contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of either of the Borrowers or any Subsidiary, as the case may be, in conformity with GAAP;

                             (b) carriers', warehousemen's, mechanics',
               materialmen's, repairmen's, or other like Liens arising in the ordinary course of business and not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings in a manner which will not jeopardize or diminish the interest of the Administrative Agent in any of the collateral subject to the Security Agreements;

                             (c) pledges or deposits in connection with workers'
               compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

                             (d) deposits to secure the performance of bids,
               trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                             (e) easements, rights-of-way, restrictions and
               other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrowers and or the Subsidiaries;

                             (f) Liens existing on the Effective Date and listed
               on Schedule 7.2 and any renewals, extensions or refundings thereof in an amount not exceeding the amount thereof remaining unpaid immediately prior to such renewal, extension or refunding;

                             (g) Liens in favor of the Administrative Agent
               created pursuant to the Security Documents;

                             (h) Purchase money liens, including Capitalized
               Leases, created in respect of property acquired by either of the Borrowers or any Subsidiary or existing in respect of property so acquired at the time of acquisition thereof, provided that each such Lien shall at all times be confined solely to the item or items of property so acquired;

                             (i) Liens in favor of customs and revenue
               authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                             (j) Judgment liens in an aggregate amount not in
               excess of $1,000,000; and

                             (k) Liens on goods the purchase price of which is
               financed by a documentary letter of credit issued for the account of either of the Borrowers or any of the Subsidiaries where such Lien secures the obligations of such Borrower or Subsidiary in respect of such letter of credit.

                             7.3 Limitation on Guarantee Obligations. Create,
incur, assume or suffer to exist any Guarantee Obligation except:

                             (a) Guarantee Obligations existing on the Effective
               Date and listed on Schedule 7.3 and any renewals, extensions or refundings thereof in an amount not exceeding the amount thereof immediately prior to such renewals, extensions or refundings;

                             (b) Guarantee Obligations of either of the
               Borrowers or any Subsidiary with respect to any obligation or liability of either of the Borrowers or any Subsidiary; and

                             (c) Guarantee Obligations incurred after the date
               hereof in an aggregate principal amount not to exceed $500,000 at any time outstanding.

                             7.4 Limitations of Fundamental Changes. Enter into
any transaction of acquisition or merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in the present method of conducting business except (i) as permitted in subsection 7.5 and (ii) any of the Borrowers' wholly owned Subsidiaries may merge with, consolidate into or transfer all or substantially all of its assets to another of the Borrowers' wholly owned Subsidiaries (provided the surviving entity is a corporation incorporated under the laws of a state in the United States) or into or to either of the Borrowers and in connection therewith such Subsidiary may be liquidated or dissolved.

                             7.5 Limitation on Sale of Assets. Convey, sell,
lease, assign, transfer or otherwise dispose of, any of its property, business or assets (including, without limitation, receivables and leasehold interests) whether now owned or hereafter acquired except:

                             (a) obsolete or worn out property disposed of in
               the ordinary course of business;

                             (b) the sale or other disposition of any property
               (other than inventory or Cash Equivalents) for cash, provided that such Net Proceeds shall be applied to the prepayment of the Loans as provided in subsection 2.10;

                             (c) the sale of inventory in the ordinary course of
               business and the sale of Cash Equivalents from time to time;

                             (d) the sale of assets as contemplated by
               subsection 7.10; and

                             (e) the sale or other disposition of any property
               (other than inventory or Cash Equivalents) in an amount not to exceed $1,000,000 per fiscal year so long as the Net Proceeds of such sale or other disposition are reinvested in similar assets within 12 months of such sale or other disposition.

                             7.6 Limitation on Leases. Permit Consolidated Lease
Expense for any fiscal year of the Borrowers to exceed the sum of $3,000,000 and the aggregate Consolidated Lease Expense incurred for such fiscal year in respect of the leases described on Schedule 7.6 and in respect of any renewal of any of such leases on substantially similar terms.

                             7.7 Limitation on Dividends and the Like. Except as
permitted by Section 7.12, declare any dividend (other than dividends payable solely in common stock) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of its stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations, or make any loan or advance or other payment (including any payment or prepayment of principal or interest on the Intercompany Loans) to K&F, except, so long as no Default or Event of Default would be in existence after giving effect thereto, to the extent necessary to permit K&F to make the interest payments on its permitted Indebtedness as provided in Section 2(c) of the K&F Agreement, other payments contemplated by Section 2(c) of the K&F Agreement, payments permitted by Section 7.1(b) or Permitted Redemptions.

                             7.8 Limitation on Investments, Loans and Advances.
Make any advance, loan, extension of credit or capital contribution to, or purchase any stock, bonds, notes, debentures or other securities of, or make any other investment in, any Person, or make any New Program Investment, except:

                             (a) extensions of trade credit in the ordinary
               course of business;

                             (b) investments in Cash Equivalents;

                             (c) loans and advances to employees of the
               Borrowers and the Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business in an aggregate amount not to exceed $750,000 at any one time outstanding;

                             (d) each of the Borrowers may make advances, loans
               or capital contributions to, or investments in, its Subsidiaries and as permitted by subsection 7.1(c);

                             (e) Capital Expenditures to the extent otherwise
               permitted hereunder;

                             (f) loans and advances in the ordinary course of
               business to customers, suppliers, franchisees and licensees of the Borrowers and the Subsidiaries in an aggregate principal amount not to exceed $2,000,000 at any one time outstanding;

                             (g) to the extent permitted by subsection 7.7;

                             (h) investments, loans and advances in or to, or
               relating to, the LIDS Joint Venture; and

                             (i) New Program Investments, provided that if the
               amount (as determined in accordance with the next succeeding sentence) of the cash payments to be made during the term of this Agreement of any such New Program Investment exceeds $25,000,000, then such New Program Investment shall only be permitted if, at least five Business Days prior to the date such New Program Investment is to be made, the Borrowers demonstrate to the Administrative Agent's reasonable satisfaction that the Consolidated Cash Interest Coverage Ratio, calculated using projections of the Borrowers deemed reasonable by the Administrative Agent, will comply with subsection 7.19 for each 12-month period ending on the last day of (i) each remaining fiscal quarter of the fiscal year in which such New Program Investment is made, (ii) each fiscal quarter of the fiscal year immediately succeeding the fiscal year in which such New Program Investment is made and (iii) each fiscal year thereafter, in each case through the Revolving Credit Termination Date. The amount of any New Program Investment shall be determined at the time ABS commits to such New Program Investment and shall be computed based upon the present value of the cash payments to be made by ABS over the life of the related program during the term of this Agreement and the present value of the discounts from cost over the life of the related program during the term of this Agreement on equipment to be provided by ABS (based upon delivery projections prepared in good faith by ABS and deemed reasonable by the Administrative Agent), in each case discounted to present value at a discount rate equal to the ABR.

                             7.9 Limitation on Optional Payments and
Modification of Debt Instruments. (a) Make any optional payment or prepayment on or redemption or purchase of any Indebtedness (other than Indebtedness pursuant to this Agreement) or preferred capital stock, including the Existing Senior Notes, the Existing Subordinated Debentures, and the Subordinated Notes except Permitted Redemptions, or (b) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any such Indebtedness (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon), including but not limited to the subordination provisions of the Existing Subordinated Debentures and the Subordinated Notes.

                             7.10 Sale and Leaseback. Enter into any arrangement
with any Person providing for the leasing by either of the Borrowers or any Subsidiary of real or personal property which has been or is to be sold or transferred by such Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Borrower or such Subsidiary except:

                             (a) the sale and leaseback of ABS' carbon
               manufacturing facilities so long as the net present value of the rental obligations of the Borrowers do not exceed $15,000,000; and

                             (b) for any sale and leaseback otherwise permitted
               by subsections 7.5 and 7.6.

                             7.11 Corporate Documents. Amend its certificate of
incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders without the prior written consent of the Required Lenders.

                             7.12 Transactions with Affiliates. Enter into any
transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate other than a Subsidiary except for (i) transactions with or relating to the LIDS Joint Venture, (ii) the purchase of shares of, or options to purchase shares of, K&F's common stock or the common stock of Loral held by employees of K&F (other than any member of the BLS Group) or any of its Subsidiaries pursuant to the forms of agreements under which such employees purchase, or are granted the option to purchase, shares of such common stock in an aggregate amount not to exceed $2 million in any fiscal year; provided that the amount available in any given fiscal year shall be increased by the excess, if any, of (a) $2 million over (b) the amount used pursuant to this clause (ii) in the immediately preceding fiscal year and (iii) transactions among any of the Loan Parties and/or any of their Subsidiaries and their respective Affiliates which are otherwise permitted under this Agreement and which are in the ordinary course of a Borrower's or a Subsidiary's business and which are upon fair and reasonable terms comparable to those that might reasonably obtain in an arm's length transaction with a Person not an Affiliate.

                             7.13 Restrictions Affecting Subsidiaries. Agree to
the inclusion in any Contractual Obligation of any representation or warranty, covenant, event of default or any similar or other provision or term which would prohibit, limit or otherwise restrict, directly or indirectly, any Subsidiary of the Borrowers from declaring or paying dividends, repaying Indebtedness owed to the Borrowers, making loans or advances to the Borrowers or guaranteeing any indebtedness or other obligations of the Borrowers.

                             7.14 Subsidiaries. Have any Subsidiaries other than
those listed on Schedule 4.15 and other than wholly owned subsidiaries.

                             7.15 Limitation on Changes in Fiscal Year. Permit
the fiscal year ("FYE") of the Borrowers or any of their respective Subsidiaries to end on a day other than March 31; provided, however, that the Borrowers may change their fiscal year one time, provided that they give notice of such change to the Administrative Agent and the Lenders at least 45 days prior to the date such change becomes effective and the Borrowers and the Administrative Agent negotiate in good faith to determine prior to such effective date the amendments, if any, required to be made to this Agreement as a result of such change in the fiscal year (which amendments shall be approved by the Required Lenders as required by subsection 10.1 of this Agreement).

                             7.16 Limitation on Negative Pledge Clauses. Enter
into with any Person, or suffer to exist, any agreement, other than (a) this Agreement and the other Loan Documents, the Subordinated Note Documentation, the Existing Senior Note Documentation and the Existing Subordinated Debenture Documentation or (b) any industrial revenue bonds, purchase money mortgages or other security arrangements or Capital Leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby) which prohibits or limits the ability of the Borrowers or any of their Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

                             7.17 Limitation on Lines of Business. Enter into
any business, either directly or through any Subsidiary, except for those businesses in which the Borrowers and their Subsidiaries are engaged on the date of this Agreement or which are reasonably related thereto.

                             7.18 Limitation on Capital Expenditures. Make or
commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure (excluding any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrowers and their Subsidiaries during any of the fiscal years of the Borrowers set forth below, the amount set forth opposite such fiscal year below:

           Fiscal Year Ended                         Amount
           -----------------                         -------
             March 1997                            $20,000,000
             March 1998                            $10,000,000
             March 1999                            $10,000,000
             March 2000                            $10,000,000
             March 2001                            $10,000,000
             March 2002                            $10,000,000
             March 2003                            $10,000,000


provided, that any such amount if not so expended in the fiscal year for which it is permitted above may be carried over for expenditure in the next following fiscal year, and provided, further, that any amount so carried forward shall be deemed to be the amount expended first in the following fiscal year.

                             7.19 Financial Condition Covenants.

                             (a) Consolidated Cash Interest Coverage Ratio
Permit the Consolidated Cash Interest Coverage Ratio of K&F and its Subsidiaries for any four fiscal quarter period ending on the date set forth below to be less than the ratio set forth below opposite such date:

                                               Consolidated Cash
           Fiscal Quarter                   Interest Coverage Ratio
           --------------                   -----------------------
           September 30, 1996                     1.40 to 1.00
           December 31, 1996                      1.40 to 1.00
           March 31, 1997                         1.40 to 1.00
           June 30, 1997                          1.48 to 1.00
           September 30, 1997                     1.55 to 1.00
           December 31, 1997                      1.63 to 1.00
           March 31, 1998                         1.70 to 1.00
           June 30, 1998                          1.78 to 1.00
           September 30, 1998                     1.85 to 1.00
           December 31, 1998                      1.93 to 1.00
           March 31, 1999                         2.00 to 1.00
           June 30, 1999                          2.08 to 1.00
           September 30, 1999                     2.15 to 1.00
           December 31, 1999                      2.20 to 1.00
           March 31, 2000                         2.25 to 1.00
           June 30, 2000                          2.33 to 1.00
           September 30, 2000                     2.40 to 1.00
           December 31, 2000                      2.45 to 1.00
           March 31, 2001                         2.50 to 1.00
           June 30, 2001                          2.50 to 1.00
           September 30, 2001                     2.50 to 1.00
           December 31, 2001                      2.50 to 1.00
           March 31, 2002                         2.50 to 1.00
           June 30, 2002                          2.50 to 1.00
           September 30, 2002                     2.50 to 1.00


                             (b) Subsidiary Cash Interest Coverage Ratio. Permit
the Subsidiary Cash Interest Coverage Ratio for any four fiscal quarter period ending on the last day of any fiscal quarter of K&F to be less than 3.00 to 1.00.

                             (c) Consolidated Adjusted Net Worth. Permit the
Consolidated Adjusted Net Worth at any time to be less than the sum of (i) $22,000,000 plus (ii) 50% of Consolidated Net Income (excluding any consolidated net deficit for any fiscal period of K&F and its Subsidiaries) on a cumulative basis since the Effective Date.

                             (d) Consolidated Leverage Ratio. Permit the
Consolidated Leverage Ratio of K&F and its Subsidiaries for any four fiscal quarter period ending on the date set forth below to be greater than the ratio set forth below opposite such date:

                                                  Consolidated
           Fiscal Quarter                        Leverage Ratio
           --------------                        --------------
           September 30, 1996                     5.75 to 1.00
           December 31, 1996                      5.75 to 1.00
           March 31, 1997                         5.75 to 1.00
           June 30, 1997                          5.60 to 1.00
           September 30, 1997                     5.40 to 1.00
           December 31, 1997                      5.20 to 1.00
           March 31, 1998                         5.00 to 1.00
           June 30, 1998                          4.80 to 1.00
           September 30, 1998                     4.60 to 1.00
           December 31, 1998                      4.40 to 1.00
           March 31, 1999                         4.25 to 1.00
           June 30, 1999                          4.13 to 1.00
           September 30, 1999                     4.00 to 1.00
           December 31, 1999                      3.86 to 1.00
           March 31, 2000                         3.75 to 1.00
           June 30, 2000                          3.65 to 1.00
           September 30, 2000                     3.60 to 1.00
           December 31, 2000                      3.55 to 1.00
           March 31, 2001                         3.50 to 1.00
           June 30, 2001                          3.50 to 1.00
           September 30, 2001                     3.50 to 1.00
           December 31, 2001                      3.50 to 1.00
           March 31, 2002                         3.50 to 1.00
           June 30, 1002                          3.50 to 1.00
           September 30, 2002                     3.50 to 1.00


                          SECTION 8. EVENTS OF DEFAULT

                             Upon the occurrence of any of the following events:

                             (a) Any Borrower shall fail to (i) pay any
               principal of any Note when due, or to reimburse Chase in accordance with subsection 3.5(a)(i), or (ii) pay any interest on any Note, or any other amount payable hereunder, within five days after any such amount becomes due in accordance with the terms thereof or hereof; or

                             (b) Any representation or warranty made or deemed
               made by any Loan Party herein or in the other Loan Documents or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                             (c) Either of the Borrowers shall default in the
               observance or performance of any agreement contained in subsection 6.7(a) or Section 7; or

                             (d) Either of the Borrowers shall default in the
               observance or performance of any other agreement contained in this Agreement (other than as provided in (a) through (c) above), and such default shall continue unremedied for a period of 30 days; or

                             (e) K&F shall default in the observance or
               performance of any agreement contained in Section 2 of the K&F Agreement; or

                             (f) K&F shall default in the observance or
               performance of any other agreement contained in the K&F Agreement (other than as provided in (e) above) and such default shall continue unremedied for a period of 30 days; or

                             (g) Either of the Borrowers or any Eligible
               Subsidiary shall default in the observance or performance of any agreement contained in subsection 5(o) of the Security Agreements applicable to such Borrower or Eligible Subsidiary; or

                             (h) Either of the Borrowers or any Eligible
               Subsidiary shall default in the observance or performance of any other agreement contained in the Security Agreements or any other Security Document applicable to such Borrower or Eligible Subsidiary (other than as provided in (g) above) and such default shall continue unremedied for a period of 30 days; or

                             (i) (i) Any Security Document shall cease, for any
               reason, to be in full force and effect, or either Borrower shall so assert or (ii) the security interests created by the Security Documents in an aggregate amount in excess of $5,000,000 shall cease in any material respect to be enforceable or of the same effect and priority purported to be created thereby or (iii) or any of the subordination provisions contained in the Existing Subordinated Debenture Documentation or the Subordinated Note Documentation shall cease in any material respect, for any reason, to be valid or any Loan Party or any of its Subsidiaries shall so assert in writing; or

                             (j) Either Borrower or any of the Subsidiaries
               shall (i) default in any payment of principal of or interest on any Indebtedness in an aggregate amount in excess of $500,000 (other than the Notes) or in the payment of any Guarantee Obligation in an aggregate amount in excess of $500,000, beyond the period of grace (not to exceed 30 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, after the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; or

                             (k) (i) K&F or any of its Subsidiaries shall
               commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or K&F or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against K&F or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against K&F or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) K&F or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) K&F or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                             (l) (i) Any Person shall engage in any "prohibited
               transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) either Borrower or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject either Borrower or any Subsidiary to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Borrowers and the Subsidiaries taken as a whole; or

                             (m) One or more judgments or decrees shall be
               entered against either Borrower or any of the Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $2,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

                             (n) (i) So long as he is alive, BLS shall cease to
               control the ability to vote at least 13-1/2% of the common stock of K&F, or (ii) BLS (so long as he is alive), Loral and/or Lehman Brothers Inc. and its affiliates shall cease to control the election of a majority of the Board of Directors of K&F, or (iii) K&F shall cease to own and control, of record and beneficially, directly, 100% of each class of outstanding Capital Stock of each of the Borrowers free and clear of all Liens, except pursuant to the Existing Senior Note Documentation;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (k) above, automatically the Revolving Credit Commitments and the Facility A Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and all obligations of the Borrowers in respect of the Letters of Credit, although contingent and unmatured, shall become immediately due and payable and Chase's obligation to open the Letters of Credit shall immediately terminate and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to each of the Borrowers declare the Revolving Credit Commitments and the Facility A Commitments and Chase's obligation to open Letters of Credit to be terminated forthwith, whereupon the Revolving Credit Commitments and the Facility A Commitments and such obligation shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice of default to each of the Borrowers, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable, and declare all or a portion of the obligations of each of the Borrowers in respect of the Letters of Credit, although contingent and unmatured, to be due and payable forthwith, whereupon the same shall immediately become due and payable, and/or demand that each of the Borrowers discharge any or all of the obligations supported by the Letters of Credit by paying or prepaying any amount due or to become due in respect of such obligations. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrowers shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrowers hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all reimbursement obligations in respect of Letters of Credit shall have been satisfied and all other obligations of the Borrowers hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


                    SECTION 9. THE ADMINISTRATIVE AGENT; THE
                               DOCUMENTATION AGENT

                             9.1 Appointment. Each Lender hereby irrevocably
designates and appoints Chase as the Administrative Agent and Lehman as the Documentation Agent of such Lender under this Agreement, and each such Lender irrevocably authorizes Chase as the Administrative Agent for such Lender and Lehman as the Documentation Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent and the Documentation Agent, as the case may be, by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. The Documentation Agent, in its capacity as such, shall not have any duties or responsibilities hereunder nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Documentation Agent in its capacity as such.

                             9.2 Delegation of Duties. The Administrative Agent
may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                             9.3 Exculpatory Provisions. Neither the
Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrowers or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrowers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrowers.

                             9.4 Reliance by Administrative Agent. The
Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                             9.5 Notice of Default. The Administrative Agent
shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                             9.6 Non-Reliance on Administrative Agent and Other
Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                             9.7 Indemnification. The Lenders agree to indemnify
the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their original Revolving Credit Commitments and Facility A Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder.

                             9.8 Administrative Agent in Its Individual
Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                             9.9 Successor Administrative Agent. The
Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                            SECTION 10. MISCELLANEOUS

                             10.1 Amendments and Waivers. Neither this
Agreement, any Note or any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Lenders, the Administrative Agent and the Borrowers may, from time to time, enter into written amendments, supplements or modifications hereto for the purpose of adding any provisions to this Agreement, the Notes, or the other Loan Documents to which any Borrower is a party or changing in any manner the rights of the Lenders or of the Borrowers hereunder or thereunder or waiving, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents to which any Borrower is a party or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) extend the maturity of any Note, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to the Lenders hereunder or extend the due date thereof, or reduce the principal amount thereof, or change the amount or expiry date of any Lender's Revolving Credit Commitment or Facility A Commitment (except pursuant to subsection 10.6(c)) in each case, without the prior written consent of each Lender directly affected thereby, or amend, modify or waive any provision of this subsection or subsection 10.6(a) or reduce the percentage specified in the definition of Required Lenders, or release all or substantially all of the Collateral from the Liens of the Security Agreements or the Mortgaged Property from the Borrower Mortgages, or amend, modify or waive any provision contained in the definition or calculation of the Borrowing Base, in each case without the written consent of all the Lenders, or (b) amend, modify or waive any provision of Section 9 without the written consent of the then Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrowers, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Borrowers, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the outstanding Notes, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                             10.2 Notices. All notices, requests and demands to
or upon the respective parties hereto to be effective shall be in writing (including by telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three days after being deposited in the mail, postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telecopy notice, when sent, received, addressed as follows in the case of the Borrowers and the Administrative Agent, and as set forth in Schedule 1.1A in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

    The Borrowers:              Aircraft Braking Systems Corporation
                                c/o K&F Industries, Inc.
                                600 Third Avenue
                                New York, New York  10016
                                Attention:  Kenneth M. Schwartz
                                Executive Vice President
                                Telecopy:  (212) 867-1182

                                -and-

                                Engineered Fabrics Corporation
                                c/o K&F Industries, Inc.
                                600 Third Avenue
                                New York, New York  10016
                                Attention:  Kenneth M. Schwartz
                                Executive Vice President
                                Telecopy:  (212) 867-1182

    The Administrative Agent:

                                The Chase Manhattan Bank
                                270 Park Avenue
                                New York, New York  10017
                                Attention:  James B. Treger
                                Telecopy:  (212) 270-9647

    with a copy to:

                                The Chase Manhattan Bank
                                c/o Agent Bank Services Group
                                140 East 45th Street, 29th Floor
                                New York, New York  10017
                                Attention:  Lascelles Thompson
                                Telecopy:  (212) 622-0854

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsections 2.2, 2.4, 2.5, 2.7, 2.10, 2.11 and 2.16 shall not be effective until received.

                             10.3 No Waiver; Cumulative Remedies. No failure to
exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the Loan Documents, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided or provided in the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                             10.4 Survival of Representations and Warranties.
All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

                             10.5 Payment of Expenses and Taxes. The Borrowers
jointly and severally agree (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement, the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all their costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes and any such other documents, including, without limitation, fees and disbursements of counsel to the Administrative Agent and to the several Lenders, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Documentation Agent and the Administrative Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes and any such other documents or in connection with the execution and delivery or transfer of, or payment or failure to make payment under any Letter of Credit, or in connection with any of the other transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Borrowers shall have no obligation hereunder to the Documentation Agent, the Administrative Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of the Documentation Agent, the Administrative Agent or any such Lender (ii) legal proceedings commenced against the Documentation Agent, the Administrative Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor solely in its capacity as such, or (iii) legal proceedings commenced against the Documentation Agent, the Administrative Agent or any such Lender by any other Lender or by any Transferee (as defined in subsection 10.6(d)), Documentation Agent, Administrative Agent or any such Lender. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

                             10.6 Successors and Assigns; Participations;
Purchasing Lenders. (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

                             (b) Any Lender may, in the ordinary course of its
commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Credit Exposure. In the event of any such sale by a Lender of participating interest to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Notes for all purposes under this Agreement and the other Loan Documents, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees payable hereunder, postpone the date of the final maturity of the Notes, consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or a substantial portion of the Collateral (other than in connection with any sale or other disposition of assets permitted by subsection 7.5) or any guarantee of the Obligations, in each case to the extent subject to such participation. The Borrowers agree that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Notes, provided that such Participant shall only be entitled to such right of set-off if it shall have agreed in the agreement pursuant to which it shall have acquired its participating interest to share with the Lenders the proceeds thereof as provided in subsection 10.7. The Borrowers also agree that each Participant shall be entitled to the benefits of subsections 2.18, 2.19, and 2.20 and 10.5 with respect to its participation in the Revolving Credit Commitments or Facility A Commitments and the Eurodollar Loans outstanding from time to time; provided that, in the case of subsection 2.19, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to such subsections than the transferror Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferror Lender to such Participant had no such transfer occurred.

                             (c) Any Lender may, in the ordinary course of its
commercial banking business and in accordance with applicable law, at any time assign to any Lender or any affiliate thereof, and, with the consent of the Borrowers and the Administrative Agent (which in each case shall not be unreasonably withheld) to one or more additional banks or financial institutions ("Purchasing Lenders") all or any part of its Credit Exposure pursuant to a

Commitment Transfer Supplement, substantially in the form of Exhibit H, executed by such Purchasing Lender, such transferor Lender and the Administrative Agent (and, in the case of a Purchasing Lender that is not then a Lender or an affiliate thereof, by the Borrowers); provided, however, that (i) it assigns its Credit Exposure ratably according to all facilities comprising its Credit Exposure and (ii) no assignment shall be of less than all of its Credit Exposure, except an assignment to an affiliate, provided further that within the five-day period after the Effective Date and in connection with the syndication of the Commitments, the Administrative Agent may permit assignments without regard to (i) and (ii) above. Upon (x) such execution of such Commitment Transfer Supplement, (y) delivery of an executed copy thereof to each of the Borrowers and (z) payment by such Purchasing Lender, such Purchasing Lender shall for all purposes be a Lender party to this Agreement and shall have all the rights and obligations of a Lender under this Agreement, to the same extent as if it were an original party hereto with the Revolving Credit Commitments, Facility A Commitments, Revolving Credit Loans or Facility A Loans set forth in such Commitment Transfer Supplement. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Revolving Credit Commitment Percentages or Facility A Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such transferor Lender under this Agreement and the Notes. Upon the consummation of any transfer to a Purchasing Lender, pursuant to this paragraph (c), the transferor Lender, the Administrative Agent and the Borrowers shall make appropriate arrangements so that, if required, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchasing Lender, in each case in principal amounts reflecting their Revolving Credit Commitment Percentages or Facility A Commitment Percentages or, as appropriate, their outstanding Revolving Credit Loans or Facility A Loans as adjusted pursuant to such Commitment Transfer Supplement.

                             (d) The Borrowers authorize each Lender to disclose
to any Participant or Purchasing Lender (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Borrowers which has been delivered to such Lender by the Borrowers pursuant to this Agreement or which has been delivered to such Lender by the Borrowers in connection with such Lender's credit evaluation of the Borrowers prior to entering into this Agreement; provided that, if non-public information is furnished, each Transferee shall execute and deliver to such Lender a confidentiality agreement between such Lender and the Transferee in a form previously approved by the Administrative Agent and the Borrowers, which approval shall not be unreasonably withheld.

                             (e) Any Non-U.S. Lender that could become
completely exempt from withholding of any tax, assessment or other charge or levy imposed by or on behalf of the United States or any taxing authority thereof ("U.S. Taxes") in respect of payment of any Obligations due to such Non-U.S. Lender under this Agreement if the Obligations were in registered form for U.S. Federal income tax purposes may request the Borrowers (through the Administrative Agent), and the Borrowers agree thereupon, to exchange any promissory note(s) evidencing such Obligations for promissory note(s) registered as provided in paragraph (g) below and substantially in the form of Exhibit J-1 (in the case of Obligations in respect of Revolving Credit Loans) and Exhibit J-2 (in the case of Obligations in respect of Facility A

Loans) (each, an "Alternative Note"). Alternative Notes may not be exchanged for promissory notes that are not Alternative Notes.

                             (f) Each Non-U.S. Lender that holds Alternative
Note(s) (an "Alternative Noteholder") (or, if such Alternative Noteholder is not the beneficial owner thereof, such beneficial owner) shall deliver to the Borrowers prior to or at the time such Non-U.S. Lender becomes an Alternative Noteholder each of the forms and certifications required by subsection 2.19(b).

                             (g) An Alternative Note and the Obligation(s)
evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Alternative Note and the Obligation(s) evidenced thereby on the Register (and each Alternative Note shall expressly so provide). Any assignment or transfer of all or part of such Obligation(s) and the Alternative Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Alternative Note(s) evidencing such Obligation(s), duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Alternative Noteholder thereof, and thereupon one or more new Alternative Note(s) in the same aggregate principal amount shall be issued to the designated Purchasing Lender(s). No assignment of an Alternative Note and the Obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this subsection 10.6(g).

                             (h) The Administrative Agent shall maintain at its
address referred to in subsection 10.2 a copy of each Commitment Transfer Supplement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders (including Alternative Noteholders) and the relevant commitment of, and principal amount of the Loans owing to, each Lender from time to time. The Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                             10.7 Adjustments; Set-off.

                             (a) If any Lender (a "benefitted Lender") shall at
any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in clause (k) of Section 8 of this Agreement, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan or reimbursement obligations in respect of Letters of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

                             (b) In addition to any rights and remedies of the
Lenders provided by law, each Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Borrowers. Each Lender agrees promptly to notify the Borrowers and the Administrative Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

                             10.8 Counterparts. This Agreement may be executed
by one or more of the parties to this Agreement on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

                             10.9 Confidentiality. Subject to subsection 10.6(d)
hereof, the Lenders shall hold all non-public information obtained pursuant to the requirements of this Agreement which has been identified as such by either Borrower in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices and in any event may make disclosure reasonably required by a bona fide transferee or participant or by an Affiliate of such Lender in connection with the contemplated transfer of any Note, Letter of Credit or participation therein or as required or requested by any Governmental Authority or representative thereof or pursuant to legal process.

                             10.10 Severability. Any provision of this Agreement
which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                             10.11 Integration. This Agreement and the other
Loan Documents represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                             10.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTES
AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                             10.13 Submission To Jurisdiction; Waivers. (a) Each
of the parties hereto hereby irrevocably and unconditionally:

                             (i) submits for itself and its property in any
               legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                             (ii) consents that any such action or proceeding
               may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same to the extent permitted by applicable law;

                             (iii) agrees that service of process in any such
               action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in subsection 10.2 or on Schedule 1.1A or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                             (iv) agrees that nothing herein shall affect the
               right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                             (v) waives, to the maximum extent not prohibited by
               law, any right it may have to claim or recover in any legal action or proceeding referred to in this subsection any special, exemplary, punitive or consequential damages.

               (b) Each Borrower and the Administrative Agent and each Lender hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding relating to this agreement and for any counterclaim therein.

                             10.14 Effect of Amendment and Restatement. On the
Effective Date, the Existing Revolving Credit Agreement and the Security Agreements (as defined in the Existing Revolving Credit Agreement) shall be amended, restated and superseded in their entirety. The parties hereto acknowledge and agree that (a) this Agreement and the other Loan Documents, whether executed and delivered in connection herewith or otherwise, do not constitute a novation, payment and reborrowing, or termination of the "Obligations" (as defined in the Existing Revolving Credit Agreement) under the Existing Revolving Credit Agreement as in effect prior to the Effective Date;
(b) such "Obligations" are in all respects continuing (as amended and restated hereby) with only the terms thereof being modified as provided in this Agreement; (c) the Liens, guarantees and security interests as granted under the Security Agreements (as defined in this Agreement) securing payment of such "Obligations" are in all respects continuing and in full force and effect and secure the payment of the Obligations (as defined in this Agreement); and (d) upon the effectiveness of this Agreement, all loans outstanding under the Existing Revolving Credit Agreement immediately before the effectiveness of this Agreement will be continued as Revolving Credit Loans hereunder, and all outstanding letters of credit under the Existing Revolving Credit Agreement will be continued as Letters of Credit hereunder, in each case on the terms and conditions set forth in this Agreement.

                             IN WITNESS WHEREOF, the parties hereto have caused
this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


                                         AIRCRAFT BRAKING SYSTEMS
                                           CORPORATION


                                         By: /s/ KENNETH M. SCHWARTZ
                                             ---------------------------------
                                            Title:


                                         ENGINEERED FABRICS CORPORATION


                                         By: /s/ KENNETH M. SCHWARTZ
                                             ---------------------------------
                                            Title:


                                         THE CHASE MANHATTAN BANK, as
                                           Administrative Agent and as a Lender


                                         By: /s/ JAMES B. TREGER
                                             ---------------------------------
                                                 James B. Treger
                                            Title:
                                                 VICE PRESIDENT

                                         LEHMAN COMMERCIAL PAPER INC., as
                                           Documentation Agent and as a Lender


                                         By: /s/ DENNIS J. DILL
                                             ---------------------------------
                                             Title: Authorized Signatory

                                        NBD BANK



                                        By:  /s/ GLENN A. CURRIN
                                             ---------------------------------
                                                 Glenn A. Currin
                                           Title: VICE PRESIDENT



                                        NATIONAL BANK OF CANADA,
                                          NEW YORK BRANCH



                                        By:  /s/ ILLEGIBLE
                                             ---------------------------------
                                           Title:
                                                 VICE-PRESIDENT


                                        By:  /s/ ILLEGIBLE
                                             ---------------------------------
                                           Title:
                                                 ASST. VICE PRESIDENT


                                        THE LONG-TERM CREDIT BANK OF
                                          JAPAN, LTD.



                                        By:  /s/ MARK A. THOMPSON
                                             ---------------------------------
                                                 Mark A. Thompson
                                           Title:
                                                 VICE PRESIDENT AND DUPUTY
                                                 GENERAL MANAGER


                                        THE FIRST NATIONAL BANK OF BOSTON



                                        By:  /s/ ILLEGIBLE
                                             ---------------------------------
                                           Title:
                                                 VICE PRESIDENT

                                        MERITA BANK LTD



                                        By:  /s/ ILLEGIBLE
                                             ---------------------------------
                                           Title:
                                                 VICE PRESIDENT


                                        By:  /s/ ILLEGIBLE
                                             ---------------------------------
                                           Title:
                                                 VICE PRESIDENT


                                        THE NIPPON CREDIT BANK, LTD.




                                        By:  /s/ YOSHIHIDE WATANABE
                                             ---------------------------------
                                                 Yoshihide Watanabe
                                           Title:
                                                 VICE PRESIDENT & MANAGER


                                        NATIONAL CITY BANK, NORTHEAST



                                        By:  /s/ KEVIN O. THOMPSON
                                             ---------------------------------
                                           Title:
                                                 VICE PRESIDENT


                                        DEUTSCHE BANK AG, NEW YORK AND/OR
                                          CAYMAN ISLAND BRANCH



                                        By:  /s/ ANGELA BOZORGMIR
                                             ---------------------------------
                                                 Angela Bozorgmir
                                           Title:
                                                 ASSISTANT VICE PRESIDENT

                                        By:  /s/ JAMES FOX
                                             ---------------------------------
                                                 James Fox
                                           Title:
                                                 ASSISTANT VICE PRESIDENT

                                        BANK OF AMERICA ILLINOIS



                                        By:  /s/ STEVE A . ARONOWITZ
                                             ---------------------------------
                                                 Steve A. Aronowitz
                                           Title:
                                                 VICE PRESIDENT


                                        BANK POLSKA KASA OPIEKI, S.A.
                                          NEW YORK BRANCH



                                        By:  /s/ WILLIAM A. SHEA
                                             ---------------------------------
                                                 William A. Shea
                                           Title:
                                                 VICE PRESIDENT
                                             SENIOR LENDING OFFICER

                                        BANQUE FRANCAISE DU COMMERCE
                                          EXTERIEUR



                                        By:  /s/ WILLIAM C. MAIER
                                             ---------------------------------
                                                 William C. Maier
                                           Title:
                                                 VP-GROUP MANAGER


                                        By:  /s/ BRIAN J. CUMBERLAND
                                             ---------------------------------
                                                 Brian J. Cumberland
                                           Title:
                                                 ASSISTANT TREASURER